Exhibit (b)(6)

                          FOURTH AMENDED AND RESTATED
                                    BYLAWS
                                      of
                          PIMCO INCOME STRATEGY FUND

                  (Amended and Restated as of March 1, 2010)

                                   ARTICLE 1
            Agreement and Declaration of Trust and Principal Office

   1.1 Principal Office of the Trust. A principal office of the Trust shall be located in New York, New York. The Trust may have other principal offices within or without Massachusetts as the Trustees may determine or as they may authorize.

   1.2 Agreement and Declaration of Trust. These Fourth Amended and Restated Bylaws (the "Bylaws") shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of PIMCO Income Strategy Fund (formerly, PIMCO Floating Rate Income Fund), the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

                                   ARTICLE 2
                             Meetings of Trustees

   2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the Shareholders (as defined in the Declaration of Trust).

   2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

   2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours, or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours, before the meeting addressed to the

Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

   2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   ARTICLE 3
                     Officers and Chairman of the Trustees

   3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

   3.2 Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust ("Independent Trustees"), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time ("Rule 38a-1"). Vacancies in any office may be filled at any time.

   3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any renewal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

   3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

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   3.5 Chairman of the Trustees. There shall be an office of the Chairman of the Trustees, which shall serve of behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a shareholder. The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust's investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his absence at any meeting or in the event of his disability.

   3.6 President; Vice President. The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

   3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

   3.8 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

   3.9 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

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   3.10 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4
                                  Committees

   4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

   With respect to a Valuation Committee of the Trustees, one or more of the Committee members shall constitute a quorum for the transaction of business.

   Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2, Sections 2.2 and 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Valuation Committee of the Trustees to send notice by telegram, telex or telecopy or other electronic means (including by telephone voice-message or e-mail) at least fifteen minutes before the meeting.

                                   ARTICLE 5
                                    Reports

   5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6
                                  Fiscal Year

   6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

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                                   ARTICLE 7
                                     Seal

   7.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8
                              Execution of Papers

   8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE 9
                        Issuance of Share Certificates

   9.1 Share Certificates. Except as provided in Article 11 hereof, each Shareholder shall be entitled to a certificate stating the number of Shares (as defined in the Declaration of Trust) owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

   Notwithstanding the foregoing, in lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

   9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

   9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially

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describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

   9.4 Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

                                  ARTICLE 10
                   Shareholders' Voting Powers and Meetings

   10.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust and Article 11 hereto, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust and Article 11 hereto, (iv) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 4 of the Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX,
Section 4 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust and Articles 11 and 12 hereto, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the Declaration of Trust or in respect of the terms of a class of preferred shares of beneficial interest of the Trust as reflected in these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized

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by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

   10.2 Voting Power and Meetings. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Common Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by a majority of the Trustees and a majority of the Continuing Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the date, time, place and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 10.2, no matter shall be properly before any annual or special meeting of Shareholders and no business shall be transacted thereat unless in accordance with Section 10.6 of these Bylaws.

   10.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a

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quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders' meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders' meeting shall decide that matter insofar as that class or series is concerned.

   10.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

   10.5 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

   10.6 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

      (a) As used in this Section 10.6, the term "annual meeting" refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section 10.2 of these Bylaws, and the term "special meeting" refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

      (b) The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this
   Section 10.6. Only persons who are nominated in accordance with the procedures set forth in this Section 10.6 shall be eligible for election

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   as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 10.6, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

      (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws, (ii) otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 10.6(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owner's entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 10.6(c) is delivered to the Secretary.

      In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the "Shareholder Notice") in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year's annual meeting; provided, however, with respect to the annual meeting to be held in the calendar year 2004, the Shareholder Notice must be so delivered or mailed and so received on or before July 1, 2004; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10/th/) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

      Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth
   (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such

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   nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph
   (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such Shareholder believes any nominee is or will be an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person," information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this Section 10.6(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

      Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder's name and address as they appear on the Trust's books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 10.6, Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

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      (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.6(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10/th/) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

      (e) For purposes of this Section 10.6, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

      (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 10.6.

      (g) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this
   Section 10.6 and elsewhere in these Bylaws and the Declaration of Trust and
   (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

      (h) Notwithstanding anything to the contrary in this Section 10.6 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 10.6 shall be construed as creating any implication or presumption as to the requirements of federal law.

                                  ARTICLE 11
       Statement Creating Five Series of Auction Market Preferred Shares

   A series of Auction Market Preferred Shares, Series T: 2,800 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series T." Each share of Auction Market Preferred Shares, Series T (sometimes referred to herein as "Series T AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series T AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series T AMPS shall be identical.

   A series of Auction Market Preferred Shares, Series W: 2,800 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series W." Each share of Auction Market Preferred Shares, Series W (sometimes referred to herein as "Series W AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series W AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series W AMPS shall be identical.

   A series of Auction Market Preferred Shares, Series TH: 2,800 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series TH." Each share of Auction Market Preferred Shares, Series TH (sometimes referred to herein as "Series TH AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series TH AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series TH AMPS shall be identical.

   11.1 Definitions. (a) Unless the context or use clearly indicates another or different meaning or intent, in Article 11 of these Bylaws the following terms have the following meanings, whether used in the singular or plural:

   "Accountant's Confirmation" has the meaning set forth in Section 11.7(c) of these Bylaws.

   "Additional Trustees" has the meaning set forth in Section 11.5(b) of these Bylaws.

   "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

   "Agent Member" means a member of or a participant in the Securities Depository that will act on behalf of a Beneficial Owner of one or more AMPS or on behalf of a Potential Beneficial Owner.

   "AMPS" means the Series T AMPS, the Series W AMPS and the Series TH AMPS.

   "AMPS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i)(A) the product of the number of AMPS Outstanding on such date multiplied by $25,000, plus any redemption premium applicable to AMPS then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each series of AMPS Outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of AMPS Outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a 7-Day Dividend Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor (except that (1) if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate and (2) for those days during the period described in this clause (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect, the dividend for purposes of calculation would accumulate at such Applicable Rate in respect of those days);
(D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; and (E) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(D) (including, without limitation, any payables for portfolio securities of the Trust purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., the face value of cash, short-term securities rated MIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(E) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(E).

   "Applicable Percentage" has the meaning set forth in Section 11.10(a)(vii) of these Bylaws.

   "Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS for any Dividend Period.

   "Applicable Spread" has the meaning set forth in Section 11.10(a)(vii) of these Bylaws.

   "Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Trust and for which the Trust receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

   "Auction" means a periodic operation of the Auction Procedures.

   "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend paying agent and redemption agent for the AMPS.

   "Auction Date" has the meaning set forth in Section 11.10(a)(ii) of these Bylaws.

   "Auction Market Preferred Shares" means shares of AMPS.

   "Auction Procedures" means the procedures for conducting Auctions, as set forth in Section 11.10 of these Bylaws.

   "Bank Loans" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

   "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of AMPS or a Broker-Dealer that holds AMPS for its own account.

   "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer pursuant to Section 11.10 of these Bylaws, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

   "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Section 11.10 of these Bylaws.

   "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

   "Catastrophe Bonds" means securities that entitle the holders thereof to receive a fixed principal or similar amount and a specified return on such amount, generally having the following characteristics: (1) the issuer of such asset-backed security has entered into a swap, insurance contract or similar arrangement with a counterparty pursuant to which such issuer agrees to pay amounts to the counterparty upon the occurrence of certain specified events, including: hurricanes, earthquakes and other events, and (2) payments on such security depend primarily upon the occurrence and/or severity of such events.

   "Closing Transactions" has the meaning set forth in Section 11.8(a)(i) of these Bylaws.

   "Common Shares" means the shares of beneficial interest designated as common shares, par value $0.00001 per share, of the Trust.

   "Cure Date" has the meaning set forth in Section 11.4(a)(ii) of these Bylaws.

   "Date of Original Issue" means, with respect to any Auction Market Preferred Share, the date on which the Trust first issues such share.

   "Declaration of Trust" means the Amended and Restated Agreement and Declaration of Trust of the Trust dated August 14, 2003, as from time to time amended and supplemented.

   "Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

   "Discount Factor" means a Moody's Discount Factor (if Moody's is then rating the AMPS) or a discount factor included in the calculations used by another Rating Agency then rating the AMPS for purposes of determining such Rating Agency's rating on the AMPS, as applicable, provided that this term shall not apply with respect to Fitch Ratings or its rating on the AMPS.

   "Discounted Value" of any asset of the Trust means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, the Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, the Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

   "Dividend Payment Date," with respect to AMPS, has the meaning set forth in
Section 11.2(b)(i) of these Bylaws.

   "Dividend Period" means the Initial Dividend Period, any Seven-Day Dividend Period and any Special Dividend Period.

   "Eligible Asset" means a Moody's Eligible Asset (if Moody's is then rating the AMPS) and/or any asset included in the calculations used by another Rating Agency then rating the AMPS for purposes of determining such Rating Agency's rating on the AMPS, as applicable, provided that this term shall not apply with respect to Fitch Ratings or its rating on the AMPS.

   "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of AMPS in the Share Books.

   "Extension Period" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

   "FHLB, FNMA and FFCB Debentures" has the meaning set forth in paragraph
(ix) of the definition of "Moody's Eligible Assets."

   "Fitch AMPS Asset Coverage" means, as of a particular date or time, sufficient asset coverage with respect to the AMPS such that the Trust is satisfying both the (i) Fitch Total OC Test and the (ii) Fitch Net OC Test as of such date or time.

   "Fitch AMPS Asset Coverage Report" means, with respect to Fitch AMPS Asset Coverage, a report including the information to be provided to Fitch Ratings as called for in the second bullet under "Investment Manager Review - Surveillance" in the Fitch Criteria.

   "Fitch Covered Forward Commitment" has the meaning set forth in
Section 11.8(f) of these Bylaws.

   "Fitch Criteria" means the Closed-End Fund Criteria Report issued by Fitch Ratings entitled "Closed-End Fund Debt and Preferred Stock Rating Criteria" dated August 17, 2009 and attached to these Bylaws as Exhibit 1, which is hereby incorporated by reference into and made a part of these Bylaws. The Trust may, but is not required to, amend or restate the Fitch Criteria from time to time, through an amendment or restatement of Exhibit 1 or otherwise, to reflect revised criteria issued by Fitch Ratings by resolution of the Board of Trustees of the Trust and without shareholder approval.

   "Fitch Net OC" has the meaning given to such term in the Fitch Criteria to be consistent with a AAA rating of the AMPS by Fitch Ratings, and shall be calculated with respect to the Trust in accordance with the applicable formula and related guidance provided in the Fitch Criteria and by Fitch Ratings (including with respect to discount factors, if any, or other treatment to be applied with respect to securities or other assets held by the Trust which are not specifically referenced in the Fitch Criteria), and the good faith determinations of the Trust or its agents of the Fitch Net OC and related interpretations of the Fitch Criteria shall be conclusive and binding on all parties.

   "Fitch Net OC Test" means an asset coverage test with respect to the AMPS that shall be satisfied as of a particular date or time if the Trust has Fitch Net OC in excess of one-hundred percent (100%) as of such date or time.

   "Fitch Ratings" means Fitch, Inc., doing business as Fitch Ratings, or its successors.

   "Fitch Total OC" has the meaning given to such term in the Fitch Criteria to be consistent with a AAA rating of the AMPS by Fitch Ratings, and shall be calculated with respect to the Trust in accordance with the applicable formula and related guidance provided in the Fitch Criteria and by Fitch Ratings (including with respect to discount factors, if any, or other treatment to be applied with respect to securities or other assets held by the Trust which are not specifically referenced in the Fitch Criteria), and the good faith determinations of the Trust or its agents of Fitch Total OC and related interpretations of the Fitch Criteria at any time and from time to time shall be conclusive and binding on all parties.

   "Fitch Total OC Test" means an asset coverage test with respect to the AMPS that shall be satisfied as of a particular date or time if the Trust has Fitch Total OC in excess of one-hundred percent (100%) as of such date or time.

   "Holder" means a Person identified as a holder of record of AMPS in the Share Register.

   "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act and serving as such for the Trust.

   "Initial Dividend Payment Date" means, with respect to a series of AMPS, the initial dividend payment date with respect to the Initial Dividend Period as determined by the Board of Trustees of the Trust or pursuant to their delegated authority with respect to such series.

   "Initial Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these Bylaws.

   "Initial Dividend Rate" means, with respect to a series of AMPS, the rate per annum applicable to the Initial Dividend Period for such series of AMPS.

   "LIBOR Dealers" means Merrill Lynch, Pierce, Fenner and Smith Incorporated and such other dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

   "LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750,
(A) the LIBOR Dealer will determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate will equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate will be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate will be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days will be (i) 7 or more but fewer than 21 days, such rate will be the seven-day LIBOR rate; (ii) more than 21 but fewer than 49 days, such rate will be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate will be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate will be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate will be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate will be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate will be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate will be the seven-month LIBOR rate;
(ix) 217or more but fewer than 252 days, such rate will be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate will be the nine-month LIBOR rate; (xi)287 or more but fewer than 315 days, such rate will be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate will be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate will be the twelve-month LIBOR rate.

   "Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

   "London Business Day" means any day on which commercial banks are generally open for business in London.

   "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years (sometimes referred to as a "Long Term Special Rate Period").

   "Mandatory Redemption Price" means $25,000 per Auction Market Preferred Share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption.

   "Market Value" of any asset of the Trust shall be the market value thereof determined by a Pricing Service. The Market Value of any asset shall include any interest accrued thereon. A Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked prices or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by a Pricing Service using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. A Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event a Pricing Service is unable to value a security, the security shall be valued at the lower of two bid quotations obtained by the Trust from dealers who are members of the Financial Industry Regulatory Authority, Inc. and who make a market in the security, at least one of which shall be in writing. If two bid quotations are not readily available for any securities, such securities shall be valued in good faith at fair value pursuant to procedures approved by the Board of Trustees of the Trust. Futures contracts and options are valued at the closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value in good faith pursuant to procedures approved by the Board of Trustees of the Trust. All other assets will be valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees of the Trust.

   "Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in Section 11.10(a)(vii) of these Bylaws.

   "Moody's" means Moody's Investors Service, Inc. or its successors.

   "Moody's AMPS Asset Coverage" means, as of a particular date or time, sufficient asset coverage with respect to the AMPS such that the Trust has Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount as of such date or time.

   "Moody's AMPS Asset Coverage Report" means, with respect to Moody's AMPS Asset Coverage, a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the AMPS Basic Maintenance Amount.

   "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

      (i) Convertible securities (including convertible preferred stock):
   (1) For convertible securities having a Delta between 0.4 and 0.0, the Moody's Discount Factor shall be 100% of the Moody's Discount Factor applied to non-convertible corporate debt securities (i.e. using the Moody's Discount Factors found in the subsection (ii) of this definition), (2) for convertible securities having a Delta between 0.8 and 0.4, the Moody's Discount Factor shall be 192% for securities rated Baa or above and 226% for securities rated Ba and below, and (3) for convertible securities having a Delta between 1.0 and 0.8, the Moody's Discount Factor shall be 195% for securities rated Baa or above and 229% for securities rated Ba and below; provided, however, that for any unrated convertible security, the Moody's Discount Factor shall be 250%./1,2/

--------
/1/ Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for applicable Trust assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, unrated fixed-income and convertible securities, which are securities that are not rated by any of Moody's, S&P or Fitch Ratings, are limited to 10% of Moody's Eligible Assets for purposes of calculations related to the AMPS Basic Maintenance Amount. If a convertible security is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will consider the security unrated for the purposes of the discounts discussed above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted at face value. However, adjustments to face value may be made to particular categories of credits for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.
/2/  Discount factors are for 7-week exposure period.

   For the purposes of determining such discount factors, "Delta", which is intended to express the change in the price of the convertible security per unit of change in the price of the common stock into which the convertible security is convertible, shall be the number provided by Merrill Lynch, Pierce, Fenner and Smith, Incorporated or such other provider as the Trust shall determine from time to time. The Trust shall use commercially reasonable efforts to update such Delta figures monthly.

   Upon conversion to common stock, the Discount Factors applicable to common stock will apply:

              Common Stocks(1)        Large-Cap Mid-Cap Small Cap
              ----------------        --------- ------- ---------
              7 week exposure period.    200%     205%     220%

--------
(1)Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

      (ii) Corporate debt securities (non-convertible): The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

                                             Moody's Rating Category
                                             -----------------------

Term to Maturity of Corporate Debt Security    Aaa   Aa   A   Baa
-------------------------------------------    ---  ---  ---  ---
1 year or less                                 109% 112% 115% 118%
2 years or less (but longer than 1 year)....   115  118  122  125
3 years or less (but longer than 2 years)...   120  123  127  131
4 years or less (but longer than 3 years)...   126  129  133  138
5 years or less (but longer than 4 years)...   132  135  139  144
7 years or less (but longer than 5 years)...   139  143  147  152
10 years or less (but longer than 7 years)..   145  150  155  160
15 years or less (but longer than 10 years).   150  155  160  165
20 years or less (but longer than 15 years).   150  155  160  165
30 years or less (but longer than 20 years).   150  155  160  165
Greater than 30 years.......................   165  173  181  189

                                             Moody's Rating Category
                                             -----------------------
                                                        Below B and
Term to Maturity of Corporate Debt Security    Ba   B   Unrated/1/
-------------------------------------------   ---  ---  -----------
1 year or less                                137% 150%     250%
2 years or less (but longer than 1 year)....  146  160      250
3 years or less (but longer than 2 years)...  153  168      250
4 years or less (but longer than 3 years)...  161  176      250
5 years or less (but longer than 4 years)...  168  185      250
7 years or less (but longer than 5 years)...  179  197      250
10 years or less (but longer than 7 years)..  189  208      250
15 years or less (but longer than 10 years).  196  216      250
20 years or less (but longer than 15 years).  196  228      250
30 years or less (but longer than 20 years).  196  229      250
Greater than 30 years.......................  205  240      250

--------
/1/ Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for applicable Trust assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, securities rated below B by Moody's and, unrated fixed-income and convertible securities (which are securities that are not rated by any of Moody's, S&P or Fitch Ratings) are limited to 10% of Moody's Eligible Assets for purposes of calculations related to the AMPS Basic Maintenance Amount. If a corporate debt security is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will use the applicable percentage set forth under the column entitled "Below B and Unrated" in the table above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

   The Moody's Discount Factors presented in the immediately preceding table will also apply to Moody's Eligible Assets that are FHLB, FNMA and FFCB Debentures and to rated TRACERs and TRAINs, whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the TRACER or TRAIN, provided that (i) the Moody's Discount Factor for any TRAIN or TRACER rated by Moody's will be the percentage determined, based on the Moody's rating of the TRAIN or TRACER, in accordance with the table set forth above and (ii) the Moody's Discount Factors determined from the table shall be multiplied by a factor of 120% for purposes of calculating the Discounted Value of TRAINs. The Moody's Discount Factors presented in the immediately preceding table will also apply to corporate debt securities that do not pay interest in U.S. dollars or euros. The Trust will consult with Moody's to determine incremental discount factors for non-U.S. dollar and non-euro denominated bonds.

      (iii) Preferred stock (other than convertible preferred stock, which is subject to paragraph (i) above): The Moody's Discount Factor for preferred stock shall be (A) for preferred stocks issued by a utility, 155%; (B) for preferred stocks of industrial and financial issuers, 209%; and (C) for auction rate preferred stocks, 350%.

      (iv) Short-term instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation short-term corporate debt securities, Short Term Money Market Instruments and short-term municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period, or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P or Fitch Ratings and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

      (v) U.S. Government Securities and U.S. Treasury Strips: The percentage determined by reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

                                             U.S. Government  U.S. Treasury
                                                Securities        Strips
Remaining Term to Maturity                   Discount Factor Discount Factor
--------------------------                   --------------- ---------------
1 year or less..............................       107%            107%
2 years or less (but longer than 1 year)....       113             115
3 years or less (but longer than 2 years)...       118             121
4 years or less (but longer than 3 years)...       123             128
5 years or less (but longer than 4 years)...       128             135
7 years or less (but longer than 5 years)...       135             147
10 years or less (but longer than 7 years)..       141             163
15 years or less (but longer than 10 years).       146             191
20 years or less (but longer than 15 years).       154             218
30 years or less (but longer than 20 years).       154             244

      (vi) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities whose terms include rights to registration under the Securities Act exercisable within 1 year of the applicable date shall be 100% of the Moody's Discount Factor that would apply were the securities registered under the Securities Act. The Moody's Discount Factor applied to Rule 144A Securities whose terms include rights to registration under the Securities Act that are not exercisable within one year of the applicable date shall be 120% of the Moody's Discount Factor that would apply were the securities registered under the Securities Act. The Moody's Discount Factor applied to Rule 144A Securities whose terms do not include rights to registration under the Securities Act shall be 130% of the Moody's Discount Factor that would apply were the securities registered under the Securities Act.

      (vii) Bank Loans: The Moody's Discount Factor applied to senior Bank Loans ("Senior Loans") shall be the percentage specified in accordance with the table set forth below (or such lower percentages as Moody's may approve in writing from time to time):

                                         Moody's Rating Category
                            ------------------------------------------------
                                                     Caa and below (including
Type of Loan                Aaa-A Baa and Ba/1/ B/1/ distressed and unrated)/1/
------------                ----- ------------  ---  -------------------------
Senior Loans > $250 MM.....  118%     136%      149%            250%
Non-Senior Loans > $250 MM.  128%     146%      159%            260%
Loans < $250 MM............  138%     156%      169%            270%

--------
/1/ If a Senior Loan is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings; provided however, that, in a situation where a security is rated "B" (or equivalent) by a given Rating Agency and rated "Caa" (or equivalent) by another Rating Agency, the Trust will use the applicable percentage set forth under the column entitled "B" in the table above.

      (viii) Asset-backed and mortgage-backed securities: The Moody's Discount Factor applied to asset-backed securities shall be 131%. The Moody's Discount Factor applied to collateralized mortgage obligations, planned amortization class bonds and targeted amortization class bonds shall be determined by reference to the weighted average life of the security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

                                             Cash Flow Cash Flow
Remaining Term to Maturity                    Retained  Excluded
--------------------------                   --------- ---------
3 years or less.............................    133%      141%
7 years or less (but longer than 3 years)...    142       151
10 years or less (but longer than 7 years)..    158       168
20 years or less (but longer than 10 years).    174       185

      The Moody's Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs) shall be determined by reference to the coupon paid by such security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

               Coupon      Cash Flow Retained Cash Flow Excluded
               ------      ------------------ ------------------
               5%.........        166%               173%
               6..........        162                169
               7..........        158                165
               8..........        154                161
               9..........        151                157
               10.........        148                154
               11.........        144                154
               12.........        142                151
               13.........        139                148
               adjustable.        165                172

   The Moody's Discount Factor applied to fixed-rate pass-throughs that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the table in the following paragraph (relating to whole loans).

      The Moody's Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

               Coupon      Cash Flow Retained Cash Flow Excluded
               ------      ------------------ ------------------
               5%.........        172%               179%
               6..........        167                174
               7..........        163                170
               8..........        159                165
               9..........        155                161
               10.........        151                158
               11.........        148                157
               12.........        145                154
               13.........        142                151
               adjustable.        170                177

      (ix) Municipal debt obligations: The Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below (provided that, except as provided in the following table, any municipal obligation:

Exposure Period                               Aaa   Aa   A   Baa  Other
---------------                               ---  ---  ---  ---  -----
7 weeks...................................... 151% 159% 166% 173%  187%
8 weeks or less but greater than seven weeks. 154  161  168  176   190
9 weeks or less but greater than eight weeks. 158  163  170  177   192

Exposure Period                               (V)MIG-1/1/ SP-1+/2/ Unrated/3/
---------------                               ----------  -------  ---------
7 weeks......................................    136%       148%      225%
8 weeks or less but greater than seven weeks.    137        149       231
9 weeks or less but greater than eight weeks.    138        150       240

--------
/1/ Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, (V)MIG-1, or P-1, by S&P and Fitch Ratings that have a maturity less than or equal to 49 days.
/2/ Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, (V)MIG-1, or P-1 by S&P and Fitch Ratings that have a maturity greater than 49 days.
/3/ Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the corporation's or municipal issuer's assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch Ratings, are limited to 10% of Moody's Eligible Assets. If a municipal debt security is unrated by Moody's, S&P or Fitch Ratings, the Trust will use the percentage set forth under "Other" in the Municipal Debt Table. Ratings assigned by S&P or Fitch Ratings are generally accepted by Moody's at face value (e.g., treating a rating of AAA by S&P or Fitch Ratings as Aaa for purposes of the table above and a rating of AA by S&P or Fitch Ratings as Aa for purposes of the table above. However, adjustments to face value may be made to particular categories of credits for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

      (x) Structured Notes: The Moody's Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Moody's Discount Factor determined in accordance with paragraph (ii) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Moody's Discount Factor in the table in paragraph (ii); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Moody's Discount Factor determined in accordance with paragraph (v) under this definition.

      The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth above will be the percentage provided in writing by Moody's. Additionally, in order to merit consideration as a Moody's Eligible Asset, securities should be issued by entities which: (a) have not filed for bankruptcy within the past three years, (b) are current on all principal and interest in their fixed income obligations, (c) are current on all preferred stock dividends, and (d) possess a current, unqualified auditor's report without qualified, explanatory language.

   "Moody's Eligible Assets" means

      (i) cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

      (ii) Short Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P or Fitch Ratings and not rated by Moody's) need not meet any otherwise applicable rating criteria of S&P or Fitch Ratings;

      (iii) U.S. Government Securities and U.S. Treasury Strips;

      (iv) Rule 144A Securities;

      (v) Senior Loans and other Bank Loans approved by Moody's;

      (vi) Corporate debt securities if (A) such securities are rated Caa or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's, S&P or Fitch Ratings; (C) for securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's and the discount factor will be 250%; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (E) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

      Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least Caa by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by none of Moody's, S&P, or Fitch Ratings shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years,
   (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends and
   (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

      (vii) Convertible securities (including convertible preferred stock), provided that (A) the issuer of common stock must have a Moody's senior unsecured debt of Caa or better, or a rating of CCC or better by S&P or Fitch Ratings, (B) the common stocks must be traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ, (C) dividends must be paid in U.S. dollars, (D) the portfolio of convertible bonds must be diversified as set forth in the table set forth below, (E) the company shall not hold shares exceeding the average weekly trading volume during the preceding month and (F) synthetic convertibles are excluded from asset eligibility.

                 Convertible Bonds Diversification Guidelines

                      Maximum Single Maximum Single Maximum Single
             Type     Issuer (%)/1/   Industry (%)   State (%)/1/
             ----     -------------- -------------- --------------
             Utility.       4              50              7/2/
             Other...       6              20            n/a

--------
/1/ Percentage represent a portion of the aggregate market value and number of outstanding shares of the convertible stock portfolio.
/2 /Utility companies operating in more than one state should be diversified according to the state in which they generate the largest part of their revenues. Publicly available information on utility company revenues by state is available from the Uniform Statistical Report (USR) or the Federal Energy Regulation Commission (FERC).

      (viii) Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ,

   (D) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible); provided, however, that convertible preferred stock shall be treated as convertible securities in accordance with paragraph (vii) above. In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

      (ix) Asset-backed and mortgage-backed securities:

             (A) Asset-backed securities if (1) such securities are rated at least Aa3 by Moody's or at least AA by S&P or Fitch Ratings, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years;

             (B) Collateralized mortgage obligations ("CMOs"), including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula, provided that any CMO held by the Trust (1) has been rated Aaa by Moody's or AAA by S&P or Fitch Ratings, (2) does not have a coupon which floats inversely,
          (3) is not portioned as an interest-only or principal-only strip and
          (4) is part of an issuance that had an original issue size of at least $100 million;

             (C) Planned amortization class bonds ("PACs") and targeted amortization class bonds ("TACs") provided that such PACs or TACs are
          (1) backed by certificates of either the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") representing ownership in single-family first lien mortgage loans with original terms of 30 years, (2) part of an issuance that had an original issue size of at least $10 million, (3) part of PAC or TAC classes that have payment priority over other PAC or TAC classes,
          (4) if TACs, TACs that do not support PAC classes, and (5) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

             (D) Consolidated senior debt obligations of Federal Home Loan Banks ("FHLBs"), senior long-term debt of the FNMA, and consolidated systemwide bonds and FCS Financial Assistance Corporation Bonds of Federal Farm Credit Banks ("FFCBs") (collectively, "FHLB, FNMA and FFCB Debentures"), provided that such

          FHLB, FNMA and FFCB Debentures are (1) direct issuance corporate debt rated Aaa by Moody's, (2) senior debt obligations backed by the FHLBs, FFCBs or FNMA, (3) part of an issue entirely denominated in U.S. dollars and (4) not callable or exchangeable debt issues;

             (E) Mortgage pass-throughs rated at least Aa by Moody's and pass-throughs issued prior to 1987 (if rated AA by S&P or Fitch Ratings and based on fixed-rate mortgage loans) by Travelers Mortgage Services, Citicorp Homeowners, Citibank, N.A., Sears Mortgage Security or RFC - Salomon Brothers Mortgage Securities, Inc., provided that (1) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and (2) the securities are publicly registered (not issued by FNMA, GNMA or FHLMC);

             (F) Private-placement mortgage pass-throughs provided that
          (1) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties,
          (2) documentation is held by a trustee or independent custodian,
          (3) pools of mortgage loans are serviced by servicers that have been approved by FNMA or FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and (4) pools have been rated Aa or better by Moody's; and

             (G) Whole loans (e.g., direct investments in mortgages) provided that (1) at least 65% of such loans (a) have seasoning of no less than 6 months, (b) are secured by single-family detached residences,
          (c) are owner-occupied primary residences, (d) are secured by a first-lien, fully-documented mortgage, (e) are neither currently delinquent (30 days or more) nor delinquent during the preceding year, (f) have loan-to-value ratios of 80% or below, (g) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (h) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity,
          (i) have a minimum of $10,000 remaining principal balance, (j) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (k) are whole loans and not participations; (2) for loans that do not satisfy the requirements set forth in the foregoing clause (1), (a) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (b) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (c) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (d) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and that the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody's and (e) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (3) no greater than 5% of the pool of loans is concentrated in any one zip code; (4) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (5) for adjustable-rate mortgages ("ARMs"),
          (a) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (b) the margin over the given index is between .15% and .25% for either cost-of-funds index and between .175% and .325% for Treasuries, (c) the maximum yearly interest rate increase is 2%,
          (d) the maximum life-time interest rate increase is 6.25% and
          (e) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; and (6) for "teaser" loans, (a) the initial discount from the current ARM market rate is no greater than 2%,
          (b) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and (c) the loan is seasoned six months beyond the "teaser" period.

          (x) Any municipal debt obligation that (A) pays interest in cash,
       (B) does not have a Moody's rating, as applicable, suspended by Moody's, and (C) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's, in which case the minimum issue size is $10,000,000;

          (xi) Structured Notes, rated TRACERs and TRAINs;

          (xii) Financial contracts, as such term is defined in
       Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the AMPS; and

          (xiii) Common stock, preferred stock or any debt security of REITs or real estate companies.

   In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                      Maximum Single Maximum Single Minimum Issue Size
         Ratings /1/   Issuer /2,3/  Industry /3,4/ ($ in million) /5/
         ----------   -------------- -------------- ------------------
         Aaa.........      100%           100%             $100
         Aa..........       20             60               100
         A...........       10             40               100
         Baa.........        6             20               100
         Ba..........        4             12               50 /6/
         B1-B2.......        3              8               50 /6/
         B3 or below.        2              5               50 /6/

--------
/1/ Refers to the preferred stock and senior debt rating of the portfolio holding.
/2/ Companies subject to common ownership of 25% or more are considered as one issuer.
/3/ Percentages represent a portion of the aggregate Market Value of the portfolio holdings.
/4/ Industries are determined according to Moody's Industry Classifications, as defined herein.
/5/ Except for preferred stock, which has a minimum issue size of $50 million. /6/ Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Trust's total assets.

   Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the AMPS Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

   Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of AMPS Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement, or
(ii) has been segregated against obligations of the Trust in connection with an outstanding derivative transaction.

   "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

   "Moody's Forward Commitment" has the meaning set forth in Section 11.8(d) of these Bylaws.

   "Moody's Hedging Transactions" has the meaning set forth in Section 11.8(a) of these Bylaws.

   "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the AMPS):

    1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

    2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

    3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

    4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

    5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

    6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

    7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of:
       Glass, Metal, Paper, Plastic, Wood or Fiberglass

    8. Personal and Non-Durable Consumer Products (manufacturing only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

    9. Diversified/Conglomerate Manufacturing

    10.Diversified/Conglomerate Service

    11.Diversified Natural Resources, Precious Metals and Minerals:
       Fabricating, Distribution

    12.Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste
       Disposal

    13.Electronics: Computer Hardware, Electric Equipment, Components,
       Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

    14.Finance: Investment Brokerage, Leasing, Syndication, Securities

    15.Farming and Agriculture: Livestock, Grains, Produce, Agriculture
       Chemicals, Agricultural Equipment, Fertilizers

    16.Grocery: Grocery Stores, Convenience Food Stores

    17.Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs,
       Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

    18.Home and Office Furnishings, Housewares, and Durable Consumer Products:
       Carpets, Floor Coverings, Furniture, Cooking, Ranges

    19.Hotels, Motels, Inns and Gaming

    20.Insurance: Life, Property and Casualty, Broker, Agent, Surety

    21.Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling,
       Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

    22.Machinery (non-agricultural, non-construction, non-electronic):
       Industrial, Machine Tools, Steam Generators

    23.Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead,
       Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

    24.Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

    25.Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper
       Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable Broadcasting Equipment

    26.Cargo Transport: Rail, Shipping, Railroads, Railcar Builders, Ship
       Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

    27.Retail Stores: Apparel, Toy, Variety, Drug, Department, Mail Order
       Catalog, Showroom

    28.Telecommunications: Local, Long Distance, Independent, Telephone,
       Telegraph, Satellite, Equipment, Research, Cellular

    29.Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer,
       Leather Shoes

    30.Personal Transportation: Air, Bus, Rail, Car Rental

    31.Utilities: Electric, Water, Hydro Power, Gas

    32.Diversified Sovereigns: Semi-sovereigns, Canadian Provinces,
       Supra-national Agencies

   The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

   "Monthly Valuation Date" means the last Business Day of each month of the Trust in each fiscal year of the Trust.

   "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

   "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by these Bylaws) as of the last Business Day of each month, means the last Business Day of the following month.

   "1940 Act Preferred Shares Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its common shares).

   "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

   "Non-Payment Period" means a period commencing on and including a Dividend Payment Date or redemption date for which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding such Dividend Payment Date, for payment (to the extent permitted by Section 11.2(c)(i) of these Bylaws) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on AMPS payable on such Dividend Payment Date, provided, however, that if the Trust is not able to make such declaration in compliance with the foregoing because an unforeseen event or unforeseen events causes or cause a day that otherwise would have been a Business Day not to be a Business Day, then the Trust may make such declaration on the Business Day immediately preceding the Dividend Payment
Date, if possible, or, if not possible, on the Dividend Payment Date, and in such case the Trust shall not be deemed to have failed to declare a dividend otherwise required to be declared, or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time,
(A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any such redemption date for any AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end unless the Trust shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses (ii)(A) or
(ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by
Section 11.2(c)(i) of these Bylaws, shall not constitute a "Non-Payment Period."

   "Non-Payment Period Rate" means, initially, 300% of the applicable Reference Rate, provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and each of Fitch Ratings and Moody's (and any Substitute Rating Agency in lieu of Fitch Ratings or Moody's in the event Fitch Ratings or Moody's shall not rate the AMPS) advises the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the AMPS.

   "Normal Dividend Payment Date" has the meaning set forth in
Section 11.2(b)(i) of these Bylaws.

   "Notice of Redemption" means any notice with respect to the redemption of AMPS pursuant to Section 11.4 of these Bylaws.

   "Notice of Revocation" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

   "Notice of Special Dividend Period" has the meaning set forth in
Section 11.2(c)(iii) of these Bylaws.

   "Optional Redemption Price" means $25,000 per Auction Market Preferred Share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

   "Outstanding" means, as of any date, (i) with respect to AMPS, AMPS theretofore issued by the Trust except, without duplication, (A) any AMPS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 11.4(c) hereto and (B) any AMPS as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating Moody's AMPS Asset Coverage and (ii) with respect to other preferred shares of beneficial interest of the Trust, the meaning equivalent to that for AMPS as set forth in clause
(i).

   "Parity Shares" means the AMPS and each other outstanding series of preferred shares of beneficial interest of the Trust the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

   "Performing" means with respect to the issuer of any asset that is a Bank Loan, Corporate Debt Security or other debt, the issuer of such investment is not in default of any payment obligations in respect thereof.

   "Person" means and includes an individual, a corporation, a partnership, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

   "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of AMPS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional AMPS.

   "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring AMPS (or, in the case of an Existing Holder, additional AMPS).

   "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

   "Pricing Service" means any pricing service designated by the Board of Trustees of the Trust and approved by Moody's for purposes of determining whether the Trust has Moody's AMPS Asset Coverage.

   "Quarterly Valuation Date" means the last Business Day of the last month of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing October 31, 2003.

   "Rating Agency" means a nationally recognized statistical rating organization.

   "Rating Agency AMPS Asset Coverage" means, (i) with respect to the asset coverage specifications of Fitch Ratings, Fitch AMPS Asset Coverage, (ii) with respect to the asset coverage specifications of Moody's, Moody's AMPS Asset Coverage, and (iii) with respect to a Substitute Rating Agency then rating the AMPS, the asset coverage specifications of such Substitute Rating Agency.

   "Rating Agency AMPS Asset Coverage Cure Date," with respect to the failure by the Trust to satisfy Fitch AMPS Asset Coverage, Moody's AMPS Asset Coverage or asset coverage specified by a Substitute Rating Agency then rating the AMPS (as required by Section 11.7(a) of these Bylaws) as of a given Valuation Date, means the tenth Business Day following such Valuation Date.

   "Rating Agency AMPS Asset Coverage Report" means a Moody's AMPS Asset Coverage Report, a Fitch AMPS Asset Coverage Report or a similar report to be provided to another Rating Agency, as applicable.

   "Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner and Smith Incorporated or its affiliates or successors or such other party as the Trust may from time to time appoint.

   "Reference Rate" means the LIBOR Rate (for a Dividend Period of fewer than 365 days) or the applicable Treasury Index Rate (for a Dividend Period of 365 days or more).

   "REITs" means real estate investment trusts.

   "Request for Special Dividend Period" has the meaning set forth in
Section 11.2(c)(iii) of these Bylaws.

   "Response" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

   "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

   "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

   "Securities Act" means the Securities Act of 1933, as amended from time to time.

   "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust as securities depository for the AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the AMPS.

   "Senior Loans" has the meaning set forth in paragraph (vii) of the definition of "Moody's Discount Factor."

   "Series T AMPS" means the Auction Market Preferred Shares, Series T.

   "Series W AMPS" means the Auction Market Preferred Shares, Series W.

   "Series TH AMPS" means the Auction Market Preferred Shares, Series TH.

   "Seven-Day Dividend Period" means a Subsequent Dividend Period that
(a) consists of seven days or (b) would consist of seven days but for the fact that the Dividend Payment Date which immediately follows, or the Dividend Payment Date which falls within, such Subsequent Dividend Period is not a Business Day.

   "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.

   "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

   "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than fourteen nor more than 364.

   "Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

      (i) commercial paper rated either F-1 by Fitch Ratings or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F-1+ by Fitch Ratings or A-1+ by S&P if such commercial paper matures in over 30 days;

      (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of, (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

      (iii) overnight funds;

      (iv) U.S. Government Securities; and

      (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F-1+ from Fitch Ratings or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA from Fitch Ratings or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch Ratings and S&P shall be at least A2, A-2 and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F-1+ by Fitch Ratings or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

   "Special Dividend Period" (sometimes referred to as a "Special Rate Period") means a Short Term Dividend Period or a Long Term Dividend Period.

   "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both, of (i) a period (a "Non-Call Period") determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the AMPS subject to such Special Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the AMPS subject to such Special Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000, plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption, plus a premium expressed as a percentage or percentages of $25,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

   "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

   "Subsequent Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these Bylaws.

   "Substitute Rating Agency" means a Rating Agency selected by Merrill Lynch, Pierce, Fenner and Smith Incorporated or its affiliates and successors, after consultation with the Trust, to act as the substitute Rating Agency to determine the credit ratings of the AMPS.

   "Sufficient Clearing Bids" has the meaning set forth in Section 11.10(d)(i) of these Bylaws.

   "TRACERs" means traded custody receipts representing direct ownership in a portfolio of underlying securities.

   "TRAINs" means Targeted Return Index Securities, which are trust certificates comprised of bonds that are chosen to track a particular index.

   "Treasury Bill" means a direct obligation of the U.S. government having a maturity at the time of issuance of 364 days or less.

   "Treasury Bonds" means United States Treasury Bonds or Notes.

   "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. government securities selected by the Trust.

   "Trust" means the PIMCO Income Strategy Fund.

   "U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

   "U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

   "U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

   "Valuation Date" means, for purposes of determining whether the Trust is maintaining Rating Agency AMPS Asset Coverage, the last Business Day of each week commencing with the Date of Original Issue.

   "Volatility Factor" means 1.89.

   "Voting Period" has the meaning set forth in Section 11.5(b) of these Bylaws.

   (b) The foregoing definitions of Accountant's Confirmation, AMPS Basic Maintenance Amount, Bank Loans, Closing Transactions, Cure Date, Deposit Securities, Discount Factor, Discounted Value, Fitch AMPS Asset Coverage, Fitch AMPS Asset Coverage Report, Fitch Covered Forward Commitment, Fitch Criteria, Fitch Net OC, Fitch Net OC Test, Fitch Total OC, Fitch Total OC Test, Independent Accountant, LIBOR Dealer, Market Value, Maximum Applicable Rate, Monthly Valuation Date, Moody's Advance Rate, Moody's AMPS Asset Coverage, Moody's AMPS Asset Coverage Report, Moody's Discount Factor, Moody's Eligible Assets, Moody's Exposure Period, Moody's Forward Commitment, Moody's Hedging Transactions, Moody's Industry Classification, Moody's Loan Category, 1940 Act Cure Date, 1940 Act Preferred Shares Asset Coverage, Performing, Quarterly Valuation Date, Rating Agency AMPS Asset Coverage, Rating Agency AMPS Asset Coverage Report, Rating Agency AMPS Asset Coverage Cure Date, Senior Loans, Short Term Money Market Instruments, Structured Notes, TRACERs, Treasury Bill, Treasury Bonds, U.S. Government Securities, U.S. Treasury Securities, U.S. Treasury Strips, Valuation Date and Volatility Factor (and any terms defined within such definitions) have been determined by the Board of Trustees of the Trust in order to obtain a rating of "AAA" from Fitch Ratings and a rating of "Aaa" from Moody's on the AMPS; and the Board of Trustees of the Trust shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions (and any terms defined within such definitions) and the restrictions and guidelines set forth thereunder if Fitch Ratings, Moody's or any Substitute Rating Agency advises the Trust in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the AMPS.

   11.2 Dividends.

      (a) The Holders of a particular series of AMPS shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate and no more, payable on the respective dates set forth below. Dividends on the shares of each series of AMPS so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares.

      (b)(i) Cash dividends on shares of each series of AMPS shall accumulate at the relevant Applicable Rate(s) from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date for a series of AMPS, dividends on that series of AMPS will be payable, at the option of the Trust, either (i) with respect to any Seven-Day Dividend Period and any Short Term

   Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof, or (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Period for a series of AMPS is scheduled to begin on the same day and end on the same day as a Dividend Period for another series of AMPS, then the last day of such Dividend Period for such other series of AMPS shall be the second Business Day next succeeding such scheduled day unless the Trust obtains the opinion of tax counsel referred to in this paragraph. Subject to the limitation in the next sentence, if for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Trustees of the Trust shall fix the Dividend Payment Date. However, no Dividend Period of any series of AMPS shall be co-extensive with any Dividend Period of any other series of AMPS unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of AMPS. The Board of Trustees of the Trust before authorizing a dividend may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of AMPS set forth in the Declaration of Trust or the Bylaws. The Initial Dividend Period, Seven-Day Dividend Periods and Special Dividend Periods with respect to a series of AMPS are hereinafter sometimes referred to as "Dividend Periods." Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

          (ii) Each dividend shall be paid to the Holders as they appear in the Share Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Share Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Trust.

      (c)(i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for a series of AMPS (the "Initial Dividend Period"), the Applicable Rate for such series of AMPS shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for a series of AMPS, the Applicable Rate on that series for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

      For a series of AMPS, the Applicable Rate for such series for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of and during, but not after the end of, a Non-Payment Period shall be a Seven-Day Dividend Period. Except in the case of the willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any AMPS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period (excluding any days that would have been Business Days but for the occurrence of any unforeseen event or unforeseen events that caused such days not to be Business Days) divided by 365, and in such case such period shall not constitute a Non-Payment Period; provided, however, that the Trust shall not be required to pay any late charge if it declares a dividend on the Dividend Payment Date or the Business Day immediately preceding such Dividend Payment Date in accordance with clause
   (i) of the definition of "Non-Payment Period" and deposits payment for such dividend as contemplated by clause (ii)(A) of the definition of "Non-Payment Period" on or before the second Business Day succeeding the day on which the dividend was declared. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any AMPS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

          (ii) The amount of dividends per share of any series of AMPS payable (if declared) on the Initial Dividend Payment Date, each Dividend Payment Date of any Seven-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of a series of AMPS payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

          (iii) The Trust may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of AMPS be a number of days (other than seven), evenly divisible by seven and not fewer than fourteen nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period for a Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine the Optional Redemption Price of the AMPS of the applicable series of AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS of the applicable series, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price, if any, as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust also shall provide a copy of such Notice of Special Dividend Period to Fitch Ratings, Moody's and any Substitute Rating Agency. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant

       Auction Date if (x) either the 1940 Act Preferred Shares Asset Coverage is not satisfied or the Trust shall fail to maintain both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the AMPS with an equal dividend period) or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Revocation to Fitch Ratings, Moody's and any Substitute Rating Agency. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause
       (x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of AMPS, the next succeeding Dividend Period for that series will be a Seven-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, such next succeeding Dividend Period will be a Seven-Day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a Seven-Day Dividend Period. If an Auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been a Dividend Payment Date or an Auction Date not to be a Business Day, then the length of the Dividend Period relating to such Dividend Payment Date shall be extended by seven days (or a multiple thereof if necessary because of such unforeseen event or events) (an "Extension Period"), the Applicable Rate for such Extension Period shall be the Applicable Rate for the Dividend Period so extended and the Dividend Payment Date for such Dividend Period shall be the first Business Day next succeeding the end of such Extension Period.

      (d)(i) Holders shall not be entitled to any dividends, whether payable in cash, property or AMPS, in excess of full cumulative dividends as herein provided. Except for the late charge payable pursuant to Section 11.2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the AMPS that may be in arrears.

          (ii) For so long as any AMPS are Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the AMPS as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the AMPS as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Trust ranking junior to or on a parity with the AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall maintain both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage, and the Trust shall maintain the 1940 Act Preferred Shares Asset Coverage,
       (B) full cumulative dividends on AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (C) the Trust has redeemed the full number of AMPS required to be redeemed by any provision for mandatory redemption contained herein. Further, for so long as any AMPS are Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution on any Parity Shares other than the AMPS unless contemporaneously herewith it declares, pays or sets apart for payment, as the case may be, the same proportionate share of dividends on the AMPS.

      (e) Each dividend shall consist of cash at the Applicable Rate.

      (f) No fractional AMPS shall be issued.

      (g) Solely for purposes of the proviso in clause (i) under the definition of "Non-Payment Period," the second parenthetical in the second sentence of the second paragraph of Section 11.2(c)(i) of these Bylaws and the last sentence of Section 11.2(c)(iii) of these Bylaws, any day on which banks in New York City generally are closed, for any reason, while the New York Stock Exchange remains open for trading and any day which otherwise would be a Business Day as defined in these Bylaws on which the Auction Agent is closed for business, for any reason, shall be considered a day which is not a Business Day.

   11.3 Liquidation Rights. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the Holders of AMPS then outstanding shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the AMPS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the AMPS and any other Outstanding class or series of preferred shares of beneficial interest of the Trust ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will have no right or claim to any of the remaining assets of the Trust. A consolidation, merger or statutory share exchange of the Trust with or into any other trust or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

   11.4 Redemption.

      (a) AMPS shall be redeemable by the Trust as provided below:

          (i) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of any series of AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no AMPS may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject.

          (ii) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, AMPS to the extent permitted under the 1940 Act and Massachusetts law, on a date fixed by the Board of Trustees of the Trust, if the Trust fails (x) to maintain both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage as provided in Section 11.7(a) or (y) to satisfy the 1940 Act Preferred Shares Asset Coverage as provided in Section 11.6 and such failure is not cured on or before the Rating Agency AMPS Asset Coverage Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. The number of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, would result in (x) the Trust having both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage or (y) satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of AMPS and other preferred shares of beneficial interest of the Trust the redemption of which would have such result, all AMPS and other preferred shares of beneficial interest of the Trust then Outstanding shall be redeemed), and (ii) the maximum number of AMPS, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of AMPS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in
       (x) the Trust having Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage or (y) satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among AMPS of all series and other preferred shares of beneficial interest of the Trust subject to redemption pursuant to provisions similar to those contained in this
       Section 11.4(a)(ii); provided that AMPS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days remaining in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days remaining in such Non-Call

       Period. The Trust shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of AMPS and other preferred shares of beneficial interest of the Trust which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

      (b) Notwithstanding any other provision of this Section 11.4, no AMPS may be redeemed pursuant to Section 11.4(a)(i) of these Bylaws unless (i) all dividends in arrears on all remaining outstanding Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment, and (ii) redemption thereof would not result in the Trust's failure to maintain Fitch AMPS Asset Coverage or Moody's AMPS Asset Coverage. In the event that less than all the outstanding shares of a series of AMPS are to be redeemed and there is more than one Holder, the shares of that series of AMPS to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable.

      (c) Whenever AMPS are to be redeemed, the Trust, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of AMPS to be redeemed and to the Auction Agent. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of AMPS of such series to be redeemed, (iv) the place or places where AMPS of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date and (vi) the provision of these Bylaws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

      If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent, or segregated in an account at the Trust's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value (calculated using Moody's Eligible Assets and Moody's Discount Factors for these purposes) equal to the redemption payment (including any applicable premiums) for the AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights (including without limitation voting rights) of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof, but without interest), and such shares shall no longer be deemed Outstanding; provided, however, that unless otherwise provided in the Fitch Criteria, such shares shall be deemed to be Outstanding for purposes of calculating Fitch AMPS Asset Coverage (but not for the other purposes specified above, including with respect to the rights of Holders). The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with the Auction Agent and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

   11.5 Voting Rights.

      (a) General. Except as otherwise provided in the Declaration of Trust or Bylaws or as otherwise required by applicable law, each Holder of AMPS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of Outstanding preferred shares of beneficial interest of the Trust, including AMPS, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of Outstanding preferred shares of beneficial interest of the Trust, including AMPS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust. Subject to Section 11.5(b) hereof, the holders of shares of beneficial interest of the Trust, including the holders of preferred shares of beneficial interest of the Trust, including AMPS, voting as a single class, shall elect the balance of the trustees.

      (b) Right to Elect Majority of Board of Trustees. Except as otherwise required by law, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees of the Trust shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of preferred shares of beneficial interest of the Trust, including the AMPS, would constitute a majority of the Board of Trustees of the Trust as so increased by such smallest number; and the holders of preferred shares of beneficial interest of the Trust shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees (as so elected, the "Additional Trustees"), in addition to the two trustees that such holders are in any event entitled to elect.

   A Voting Period shall commence:

          (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on any outstanding preferred shares, including the AMPS, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

          (ii) if at any time holders of any preferred shares of beneficial interest of the Trust, including the holders of AMPS, are entitled to elect a majority of the trustees of the Trust under the 1940 Act.

          Upon the termination of a Voting Period, the voting rights described in this Section 11.5(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this Section 11.5(b), the terms of the Additional Trustees shall terminate automatically, and the remaining Trustees shall constitute the Trustees of the Trust.

      (c) Right to Vote with Respect to Certain Other Matters. So long as any AMPS are Outstanding, the Trust shall not, without the affirmative vote or consent of the holders of a majority of the preferred shares of the Trust, including the AMPS, Outstanding at the time, voting separately as one class:
   (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the AMPS or any other series of preferred shares of beneficial interest of the Trust with respect to payment of dividends or the distribution of assets upon dissolution, liquidation or winding up the affairs of the Trust; provided, however, that no vote is required to authorize the issuance of another series of AMPS or another class of preferred shares of beneficial interest of the Trust that is substantially identical in all respects to the AMPS; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or Bylaws, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust or Bylaws of holders of AMPS or any other preferred shares of beneficial interest of the Trust. To the extent permitted under the 1940 Act, in the event shares of more than one series of preferred shares of the Trust, including the AMPS, are outstanding, the Trust shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of Trust or Bylaws of a Holder of a series of AMPS differently than those of a Holder of any other series of preferred shares of the Trust, including the AMPS, without the affirmative vote of the holders of at least a majority of the AMPS of each series adversely affected and Outstanding at such time (each such adversely affected series voting separately as a class). Unless a higher percentage is provided for under the Declaration of Trust or these Bylaws, the affirmative vote of the holders of a majority of the outstanding preferred shares of beneficial interest of the Trust, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, with respect to any action requiring Shareholder approval pursuant to the operation of Section 2 or Section 3 of Article V of the Declaration of Trust, the affirmative vote of at least seventy-five percent of the AMPS of each series Outstanding at such time (each such series voting separately as a class) shall also be required. The class (and, where applicable, the series) vote of holders of preferred shares of beneficial interest of the Trust, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and preferred shares of beneficial interest of the Trust, including AMPS, voting together as a single class, necessary to authorize the action in question.

      (d) Voting Procedures.

          (i) As soon as practicable after the accrual of any right of the holders of preferred shares of beneficial interest of the Trust to elect additional trustees as described in Section 11.5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent and any other registrar for preferred shares of beneficial interest of the Trust other than AMPS to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent and any other applicable registrar, or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of Trustees prescribed in Section 11.5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

          (ii) Except as otherwise required by applicable law, for purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Bylaws, by the other provisions of the Declaration of Trust, by statute or otherwise, an Auction Market Preferred Share which is not Outstanding shall not be counted.

          (iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares of beneficial interest of the Trust to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of preferred shares of beneficial interest of the Trust and the remaining incumbent trustees elected by the holders of the Common Shares and preferred shares of beneficial interest of the Trust, shall constitute the duly elected trustees of the Trust.

          (iv) Simultaneously with the termination of a Voting Period, the terms of office of the Additional Trustees shall automatically terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 11.5(b) above shall cease, subject to the provisions of the last sentence of Section 11.5(b).

      (e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any rights or preferences other than those specifically set forth herein. The Holders shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the AMPS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 11.5.

   11.6 1940 Act Preferred Shares Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any AMPS are Outstanding, the 1940 Act Preferred Shares Asset Coverage.

   11.7 Rating Agency AMPS Asset Coverage.

      (a) So long as any AMPS are outstanding and any Rating Agency then rating the AMPS so requires, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage. Upon any failure to maintain Fitch AMPS Asset Coverage or Moody's AMPS Asset Coverage, the Trust will use its best efforts to alter the composition of its portfolio to achieve both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage on or prior to the Rating Agency AMPS Asset Coverage Cure Date.

      (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy Rating Agency AMPS Asset Coverage specified by a particular Rating Agency, the Trust shall complete and deliver to (i) the Auction Agent and (ii) such Rating Agency, the Rating Agency AMPS Asset Coverage Report called for by such Rating Agency, as of the date of such failure, which will be deemed to have been delivered to such recipient if the recipient receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the recipient for delivery on the next Business Day the complete Rating Agency AMPS Asset Coverage Report. The Trust will deliver to each applicable Rating Agency a Rating Agency AMPS Asset Coverage Report called for by such Rating Agency on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Rating Agency AMPS Asset Coverage specified by such Rating Agency, or, with respect to Moody's, on which the Trust fails to maintain Eligible Assets with an aggregate Discounted Value which exceeds the AMPS Basic Maintenance Amount by 5% or more. The Trust will also deliver
   (i) a Fitch AMPS Asset Coverage Report to the Auction Agent and Fitch Ratings as of each Monthly Valuation Date on or before the third Business Day after such date and (ii) a Moody's AMPS Asset Coverage Report to the Auction Agent and Moody's as of each Quarterly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver (i) a Fitch AMPS Asset Coverage Report to the Auction Agent and Fitch Ratings and (ii) a Moody's AMPS Asset Coverage Report to the Auction Agent and Moody's. The Trust shall also provide (i)

   Fitch Ratings with a Fitch AMPS Asset Coverage Report when specifically requested by Fitch Ratings or as otherwise required under the Fitch Criteria or (ii) Moody's with a Moody's AMPS Asset Coverage Report when specifically requested by Moody's.

      (c) With respect to Moody's ratings of the AMPS, within twenty Business Days after the date of delivery of a Moody's AMPS Asset Coverage Report to the Auction Agent and Moody's in accordance with the third sentence of
   Section 11.7(b) above relating to a Quarterly Valuation Date (except as described in the following sentence), the Independent Accountant will confirm in writing to the Auction Agent and Moody's, (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Trust correctly determined the assets of the Trust which constitute Moody's Eligible Assets at such Quarterly Valuation Date in accordance with these Bylaws, (iii) that, in such Report, the Trust determined whether the Trust had, at such Quarterly Valuation Date in accordance with these Bylaws, Moody's Eligible Assets with an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount,
   (iv) with respect to the S&P ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Fitch Ratings' ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences, (vi) with respect to the Moody's ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences and (vii) that the Independent Accountant has compared the prices in such Report to the prices in the applicable pricing appraisal report provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Accountant's Confirmation"). Notwithstanding the foregoing sentence, the Independent Accountant will provide the confirmation described in the foregoing sentence with respect to Moody's AMPS Asset Coverage Reports delivered pursuant to the third sentence of Section 11.7(b) above only for such Moody's AMPS Asset Coverage Reports relating to the last fiscal quarter of each fiscal year.

      (d) With respect to Moody's ratings of the AMPS, within twenty Business Days after the date of delivery to the Auction Agent and Moody's of a Moody's AMPS Asset Coverage Report in accordance with the second sentence of
   Section 11.7(b) above relating to the Rating Agency AMPS Asset Coverage Cure Date with respect to such failure, the Trust shall cause the Independent Accountant to provide to the Auction Agent and Moody's an Accountant's Confirmation as to such Moody's AMPS Asset Coverage Report.

      (e) With respect to Moody's ratings of the AMPS, if any Accountant's Confirmation delivered to Moody's pursuant to subparagraph (c) or (d) of this Section 11.7 shows that an error was made in the Moody's AMPS Asset Coverage Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Moody's AMPS Asset Coverage Report to the Auction Agent and Moody's promptly following receipt by the Trust of such Accountant's Confirmation.

      (f) Within five Business Days after the Date of Original Issue of the AMPS, the Trust will complete and deliver to Moody's a Moody's AMPS Asset Coverage Report as of the close of business on such Date of Original Issue. Also, on or before 5:00 p.m., New York City time, on the first Business Day after any Common Shares are repurchased by the Trust, the Trust will complete and deliver (i) a Fitch AMPS Asset Coverage Report to Fitch Ratings and (ii) a Moody's AMPS Asset Coverage Report to Moody's, in each case as of the close of business on such date that Common Shares are repurchased.

   11.8 Certain Other Restrictions.

      (a) For so long as any AMPS are rated by Moody's, the Trust will not buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the AMPS by Moody's, except that the Trust may purchase or sell exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds (collectively "Moody's Hedging Transactions"), subject to the following limitations:

          (i) the Trust will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a futures contract or option held by the Trust by the Trust's taking the opposite position thereto ("Closing Transactions")) that would cause the Trust at the time of such transaction to own or have sold:

             (A) outstanding financial futures contracts based on such index exceeding in number 10% (or such higher percentage as Moody's may approve) of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

             (B) outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% (or such higher percentage as Moody's may approve) of the Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

          (ii) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

             (A) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% (or such higher percentage as Moody's may approve) of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa or higher by Moody's (or, if not rated by Moody's but rated by S&P or Fitch Ratings, rated AAA by S&P or Fitch Ratings); or

             (B) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 80% of the aggregate Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch Ratings, rated A or AA by S&P or Fitch Ratings)

       (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own the number of financial futures contracts that underlie any outstanding options written by the Trust);

          (iii) the Trust will engage in Closing Transactions to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Trust;

          (iv) the Trust will engage in a Closing Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

          (v) the Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

          (vi) the Trust (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative so long as the combination of the Trust's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Trust's investment objectives and policies, in a security that is not an option or futures transaction, and (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

          (vii) while the Trust may use options and futures transactions for hedging and risk management purposes, it will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's AMPS Asset Coverage.

      (b) For purposes of determining whether the Trust has Moody's AMPS Asset Coverage, the Discounted Value of Moody's Eligible Assets that the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

          (i) assets subject to call options written by the Trust that are either exchange-traded and "readily reversible" or that expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (A) Discounted Value and (B) the exercise price of the call option written by the Trust;

          (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

          (iii) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the assets subject to the option;

          (iv) futures contracts shall be valued at the lesser of
       (A) settlement price and (B) the Discounted Value of the assets subject to the futures contract, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the assets subject to the futures contract; and

          (v) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

      (c) For purposes of determining whether the Trust has Moody's AMPS Asset Coverage, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust to the extent the relevant asset is a Moody's Eligible Asset:

          (i) 10% of the exercise price of a written call option;

          (ii) the exercise price of any written put option;

          (iii) where the Trust is the seller under a financial futures contract, 10% of the settlement price of the financial futures contract;

          (iv) where the Trust is the purchaser under a financial futures contract, any amounts payable by the Trust under such financial futures contract;

          (v) the settlement price of the underlying financial futures contract if the Trust writes put options on a financial futures contract; and

          (vi) 105% of the Market Value of the underlying financial futures contract if the Trust writes call options on a financial futures contract and does not own the underlying contract.

      (d) For so long as any AMPS are rated by Moody's, the Trust will not enter into any "Moody's Forward Commitment," herein defined as any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions), except that the Trust may enter into Moody's Forward Commitments subject to the following limitations:

          (i) for each Moody's Forward Commitment, the Trust will maintain with its custodian (A) cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's or A-1 by S&P or Fitch Ratings and maturing in one year or less with a fair market value that equals or exceeds the amount by which the Trust's obligations under any Moody's Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle at a future date, or (B) long-term, fixed-income securities with a then current market value that equals or exceeds the amount by which the Trust's obligations under any Moody's Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date, or (C) a combination of assets described in (A) and (B) above that in the aggregate equals or exceeds the amount by which the Trust's obligations under any Moody's Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date; and

          (ii) the Trust will not enter into a Moody's Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's AMPS Asset Coverage.

       For purposes of determining whether the Trust has Moody's AMPS Asset Coverage, the Discounted Value of all Moody's Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Moody's Forward Commitments shall be zero.

      (e) For so long as any AMPS are Outstanding and Moody's is rating such shares, the Trust, unless it has received written confirmation from Moody's that such action would not impair the rating then assigned to the AMPS by Moody's will not:

          (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings under any circumstances shall be limited to an amount equal to 5% of the Market Value of the Trust's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the Trust to fail to satisfy Moody's AMPS Asset Coverage);

          (ii) engage in short sales of securities;

          (iii) lend any securities;

          (iv) issue any class or series of shares of beneficial interest ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust;

          (v) merge or consolidate into or with any other corporation or entity; and

          (vi) change any Pricing Service of the Trust.

      (f) For so long as any AMPS are rated by Fitch Ratings, the Trust will not enter into any "Fitch Covered Forward Commitment," herein defined as any contract to purchase securities for a fixed price at a future date beyond customary settlement time which, after giving effect thereto, would result in the Trust failing to satisfy Fitch AMPS Asset Coverage.

   11.9 Notice. All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

   11.10 Auction Procedures.

      (a) Certain Definitions. As used in this Section 11.10, the following terms shall have the following meanings, unless the context otherwise requires:

          (i) "AMPS" means the AMPS being auctioned pursuant to this
       Section 11.10

          (ii) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

          (iii) "Available AMPS" has the meaning specified in
       Section 11.10(d)(i)(A) below.

          (iv) "Bid" has the meaning specified in Section 11.10(b)(i)(B) below.

          (v) "Bidder" has the meaning specified in Section 11.10(b)(i)(B) below.

          (vi) "Hold Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (vii) "Maximum Applicable Rate" for any Dividend Period will be the greater of the Applicable Percentage of the Reference Rate or the Applicable Spread plus the Reference Rate. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (.001) of one percent. The Auction Agent will not round the applicable Reference Rate as part of its calculation of the Maximum Applicable Rate.

          The "Applicable Percentage" shall be the percentage determined based on the lower of the credit ratings assigned on such date by Moody's and Fitch Ratings as follows:

                           Credit Ratings
                    ----------------------------- Applicable
                       Moody's         Fitch      Percentage
                    -------------- -------------- ----------
                         Aaa......      AAA......    125%
                      Aa3 to Aa1..   AA- to AA+..    150%
                       A3 to A1...    A- to A+...    200%
                     Baa3 to Baa1.  BBB- to BBB+.    250%
                    Ba1 and lower. BB+ and lower.    300%

          The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees of the Trust after consultation with the Broker-Dealers, provided that the Board of Trustees has received assurance from Moody's, Fitch Ratings and from any other Rating Agency then rating the AMPS that such increase will not impair such Rating Agency's rating thereof, and further provided that immediately following any such increase the Trust would satisfy both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage. The Trust shall take all reasonable action necessary to enable Moody's or Fitch Ratings to provide a rating for each series of AMPS. If Moody's or Fitch Ratings shall not make such a rating available, Merrill Lynch, Pierce, Fenner and Smith Incorporated or its affiliates and successors, after consultation with the Trust, shall select another Rating Agency to act as a Substitute Rating Agency.

          "Applicable Spread" means the spread determined based on the credit rating assigned to the series of AMPS on such date by Moody's and Fitch Ratings as follows:

                     Credit Ratings
              ----------------------------- Applicable Spread over
                 Moody's         Fitch          Reference Rate
              -------------- -------------- ----------------------
                   Aaa......      AAA......        125 bps
                Aa3 to Aa1..   AA- to AA+..        150 bps
                 A3 to A1...    A- to A+...        200 bps
               Baa3 to Baa1.  BBB- to BBB+.        250 bps
              Ba1 and lower. BB+ and lower.        300 bps

          The Applicable Spread as so determined will be further subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would satisfy both Fitch AMPS Asset Coverage and Moody's AMPS Asset Coverage. The Trust will take all reasonable action necessary to enable either Moody's or Fitch Ratings to provide a rating for each series of AMPS. If neither Moody's nor Fitch Ratings will make such a rating available, the Trust will select another Rating Agency to act as a substitute Rating Agency.

          For purposes of this definition, the "prevailing rating" of shares of a series of AMPS will be (i) AAA if such shares have a rating of AAA by Moody's or Fitch Ratings or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below;
       (ii) if not AAA, then AA- if such shares have a rating of AA- or better by Moody's or Fitch Ratings or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below,
       (iii) if not AA- or higher, than A- if such shares have a rating of A-or better by Moody's or Fitch Ratings or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below, (iv) if not A- or higher then BBB- if such shares have a rating of BBB- or better by Moody's or Fitch Ratings or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below, (v) if not BBB- or higher, then below BBB-; provided, however, that if such shares are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency.

          (viii) "Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (ix) "Sell Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (x) "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

          (xi) "Submitted Bid" has the meaning specified in Section 11.10(d)(i) below.

          (xii) "Submitted Hold Order" has the meaning specified in
       Section 11.10(d)(i) below.

          (xiii) "Submitted Order" has the meaning specified in
       Section 11.10(d)(i) below.

          (xiv) "Submitted Sell Order" has the meaning specified in
       Section 11.10(d)(i) below.

          (xv) "Sufficient Clearing Bids" has the meaning specified in
       Section 11.10(d)(i) below.

          (xvi) "Winning Bid Rate" has the meaning specified in
       Section 11.10(d)(i)(C) below.

      (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

          (i) Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold AMPS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

             (A) each Beneficial Owner may submit to its Broker-Dealer information as to:

                 (1) the number of Outstanding AMPS, if any, held by such
              Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period for such shares;

                 (2) the number of Outstanding AMPS, if any, held by such
              Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period for such shares shall not be less than the rate per annum specified by such Beneficial Owner; and/or

                 (3) the number of Outstanding AMPS, if any, held by such
              Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

             (B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith in a commercially reasonable manner for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding AMPS, if any, which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

             For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this Section 11.10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this
          Section 11.10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or
          (B) of this Section 11.10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause
          (A)(3) of this Section 11.10(b)(i) is hereinafter referred to as a "Sell Order." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

          (ii)(A) A Bid by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                 (1) the number of Outstanding AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

                 (2) such number or a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                 (3) a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

             (B) A Sell Order by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                 (1) the number of Outstanding AMPS specified in such Sell
              Order; or

                 (2) such number or a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

             (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                 (1) the number of Outstanding AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                 (2) such number or a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

      (c) Submission of Orders by Broker-Dealers to Auction Agent.

          (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each
       Order:

             (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

             (B) the aggregate number of Outstanding AMPS that are the subject of such Order;

             (C) to the extent that such Bidder is a Beneficial Owner or an Existing Holder:

                 (1) the number of Outstanding AMPS, if any, subject to any
              Hold Order placed by such Beneficial Owner or Existing Holder;

                 (2) the number of Outstanding AMPS, if any, subject to any Bid placed by such Beneficial Owner or Existing Holder and the rate per annum specified in such Bid; and

                 (3) the number of Outstanding AMPS, if any, subject to any
              Sell Order placed by such Beneficial Owner or Existing Holder; and

             (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

          (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

          (iii) If an Order or Orders covering all of the Outstanding AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of any Auction other than an Auction relating to a Special Dividend Period of 91 days or less) or a Sell Order (in the case of an Auction relating to a Special Dividend Period of longer than 91 days) to have been submitted on behalf of such Existing Holder covering the number of Outstanding AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

             (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of AMPS subject to such Hold Orders exceeds the number of Outstanding AMPS held by such Existing Holder, the number of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding AMPS held by such Existing Holder;

             (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding AMPS held by such Existing Holder over the number of AMPS subject to any Hold Order referred to in Section 11.10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of Section 11.10(c)(iv)(A) above and of the foregoing portion of this Section 11.10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this Section 11.10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

             (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding AMPS held by such Existing Holder over the number of AMPS subject to Hold Orders referred to in
          Section 11.10(c)(iv)(A) and Bids referred to in
          Section 11.10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of AMPS subject to such Sell Orders is greater than such excess, the number of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of AMPS equal to such excess.

          (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of AMPS therein specified.

          (vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

          (vii) The Trust shall not be responsible for a Broker-Dealer's failure to act in accordance with the instructions of Beneficial Owners or Potential Beneficial Owners or failure to comply with the provisions of this Section 11.10.

      (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

          (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or, more generally, as a "Submitted Order") and shall determine:

             (A) the excess of the total number of Outstanding AMPS over the number of Outstanding AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

             (B) from the Submitted Orders whether the number of Outstanding AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                 (1) the number of Outstanding AMPS that are the subject of
              Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                 (2) the number of Outstanding AMPS that are subject to
              Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding AMPS in clause
              (1) above and this clause (2) are each zero because all of the Outstanding AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

             (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

                 (1) each Submitted Bid from Existing Holders specifying the
              Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the AMPS that are the subject of such Submitted Bids, and

                 (2) each Submitted Bid from Potential Holders specifying the
              Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 11.10(d)(i), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

             (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

             (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

             (C) if all of the Outstanding AMPS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 80% of the Reference Rate on the date of the Auction.

      (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the AMPS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 11.10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of Section 11.10(e)(iii) and Section 11.10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

             (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

             (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding AMPS that are the subject of such Submitted Bid;

             (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

             (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding AMPS that are the subject of such Submitted Bid, unless the number of Outstanding AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding AMPS subject to Submitted Bids described in
          Section 11.10(e)(i)(B) and Section 11.10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding AMPS, but only in an amount equal to the difference between (1) the number of Outstanding AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of AMPS obtained by multiplying
          (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding AMPS held by such

          Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

             (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding AMPS subject to Submitted Bids described in Section 11.10(e)(i)(B), Section 11.10(e)(i)(C) and
          Section 11.10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding AMPS subject to such Submitted Bid and the denominator of which shall be the number of Outstanding AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding AMPS are subject to Submitted Hold Orders), subject to the provisions of Section 11.10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

             (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding AMPS that are the subject of such Submitted Bid;

             (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding AMPS that are the subject of such Submitted Bid; and

             (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and
          (2) the number of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding AMPS subject to Submitted Bids described in Section 11.10(e)(ii)(A) and Section 11.10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding AMPS subject to all such Submitted Bids and Submitted Sell Orders. If all of the Outstanding shares of a series of AMPS are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

          (iii) If, as a result of the procedures described in
       Section 11.10(e), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of an Auction Market Preferred Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding Auction Market Preferred Share purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole Auction Market Preferred Share.

          (iv) If, as a result of the procedures described in Section 11.10(e), any Potential Holder would be entitled or required to purchase less than a whole Auction Market Preferred Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate AMPS for purchase among Potential Holders so that only whole AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any AMPS on such Auction Date.

          (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding AMPS to be purchased and the aggregate number of the Outstanding AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding AMPS.

      (f) Miscellaneous.

          (i) To the extent permitted by applicable law, the Trust may in its sole discretion interpret the provisions of this Section 11.10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of AMPS.

          (ii) Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 11.10 or to or through a Broker-Dealer or to such other persons as may be permitted by the Trust, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and
       (B) except as otherwise
       required by law, shall have the ownership of the AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. The Trust may not submit an Order in any Auction.

          (iii) All of the Outstanding AMPS of a series shall be registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any AMPS may be registered in the Share Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

   11.11 Securities Depository; Stock Certificates.

      (a) If there is a Securities Depository, all of the AMPS of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Certificates may be issued as necessary to represent AMPS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of AMPS contained in these Bylaws. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the AMPS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

      (b) If the Applicable Rate applicable to all AMPS of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in Section 11.11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in Section 11.11(a) with respect to such shares.

                                  ARTICLE 12
                            Amendment to the Bylaws

   12.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees and/or the Continuing Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees and a majority of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees and Continuing Trustees.

   12.2 Article 11. Without limiting the provisions of Section 12.1, the Board of Trustees of the Trust may, by resolution duly adopted, without shareholder approval (except as otherwise required by Article 11 or required by applicable law), amend Article 11 to (a) reflect any amendments thereto which the Board of Trustees of the Trust is entitled to adopt pursuant to the terms of Article 11 without shareholder approval or (b) add additional series of AMPS or additional shares of a series of AMPS (and terms relating thereto) to the series and AMPS described herein, provided that the Board of Trustees shall not authorize, create or issue an additional series of AMPS unless it has received assurance from Moody's, Fitch Ratings and from any other Rating Agency then rating the AMPS that such authorization, creation or issuance will not impair such Rating Agency's then current rating thereof. Each such additional series and all such additional AMPS shall be governed by the terms of Article 11.

                                                                      Exhibit 1

                     Fitch Criteria dated August 17, 2009

                                     -72-

                    LOGO   Fund & Asset Manager Rating Group

Closed-End Fund Criteria Report

Analysts

Ian Rasmussen
+1 212 908-0232
ian.rasmussen@fitchratings.com

Yuriy Layvand, CPA
+1 212 908-9191
yuriy.layvand@fitchratings.com

Nathan Flanders
+1 212 908-0827
nathan.flanders@fitchratings.com

Roger Merritt
+1 212 908-0636
roger.merritt@fitchratings.com

Viktoria Baklanova, CFA
+1 212 908-9162
viktoria.baklanova@fitchratings.com

Related Research

..  U.S. Leveraged Closed-End Funds: Taking Remedial Actions to Offset Market
   Stresses, Feb 11, 2009

..  Rating Market Value Structures, April 18, 2008

..  FAQs on ARS Issued by Closed-End Funds, June 4, 2008

..  Closed-End Funds' Leverage Refinancing & Fitch ARS Ratings, May 7, 2008

..  Auction-Rate Securities Issued by Closed-End Funds - Credit Good, Liquidity
   Constrained, March 13, 2008

Correction

This report was originally published on July 17, 2009. Changes were made to clarify certain discount factors for convertible preferred stock and Fitch's treatment of putable securities. The changes are as follows: language pertaining to the 1940 Act, pages 6, 8, 13, 14, and 16; certain discount factors for treatment of busted convertible preferred stock, page 10;
definition of FFELP students loans, page 11; clarification on Fitch's treatment of putable securities, page 11; and inclusion of certain corporate industries, page 17.

Closed-End Fund Debt and Preferred Stock Rating Criteria

Background

This report updates and replaces the criteria report titled "Closed-End Fund
Debt and Preferred Stock Rating Criteria," published on March 3, 2006, and finalizes the proposed changes outlined in Fitch Ratings' exposure draft report on the topic published on May 1, 2009. The updated rating criteria for debt and preferred stock issued by CEFs follow a firmwide initiative to update Fitch's methodology for related market value structures in recognition of heightened market volatility and asset correlation, as noted in Fitch Research on "Rating
Market Value Structures," dated April 18, 2008 (available on Fitch's web site at www.fitchratings.com).

This criteria report addresses only U.S. leveraged CEFs regulated under the Investment Company Act of 1940, as amended (1940 Act). CEFs domiciled outside the U.S., such as CEFs operating under Puerto Rican securities regulation, will be addressed in separate rating criteria to be published in the near future.

Criteria Highlights

The key components of Fitch's updated rating criteria for debt and preferred stock issued by CEFs are discussed below.

Continued Emphasis on Portfolio Market Value Analysis

Stress-testing a portfolio's market value to determine a fund's ability to redeem rated liabilities through asset dispositions remains a core element of Fitch's rating methodology for CEFs. The structural protections afforded by the 1940 Act provide a baseline set of protections. However, Fitch also considers credit, market value, and/or structural risks not addressed in the 1940 Act, as well as additional protections within the offering memorandum and other governing documents that may differ from 1940 Act requirements.

Updated Asset Discount Factors

Discount factors applicable to fund portfolio assets used to calculate the amount of overcollateralization (OC) in place to support rated liabilities were revised by Fitch. The number of asset categories and corresponding discount factors have also been simplified and consolidated. The revised discount factors incorporate heightened asset price volatility, observed across many asset classes in the past 18 months, and Fitch's updated view on asset market value risk, resulting in an overall more conservative view across most asset classes.

CEFs have dynamic portfolios, both in terms of composition and market value. As such, Fitch expects the value of assets and the discount factors applied to portfolio assets to change over time. The potential for variability of these elements, together with Fitch's view that the exposure period for potential market value deterioration prior to redemption is approximately 45 business days, necessitates regular reviews of both portfolio assets and leverage, as well as recalculation of the Fitch OC and 1940 Act coverage tests.

              www.fitchratings.com               August 17, 2009

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Enhanced Diversification Guidelines

Issuer and industry concentration thresholds, reflecting Fitch's view on idiosyncratic, systemic, and portfolio asset correlation risks, were enhanced.
Higher than expected issuer and/or sector concentrations may result in higher discount factors and/or lower ratings.

Explicit Recognition of Potential Subordination Risks

An additional overcollateralization test, the Fitch Net OC test, has been added to capture subordination risks faced by the rated debt and preferred stock due to the presence of any other unrated or senior debt in the fund's capital structure, which may have a first priority on fund assets.

Inclusion of Leverage and Derivative Securities When Calculating Asset Coverage

Various forms of leverage utilized by CEFs, including derivative securities, have been included into Fitch's analysis to determine total effective leverage and the degree of downside protection available to rated preferred stock and noteholders. This is intended to reflect the systemic changes in fund capital structures following the auction-rate security crisis in February 2008.
Revisions also reflect significant developments in the capital markets, including greater use of off balance sheet derivatives, which may increase asset value volatility experienced by funds.

More Flexibility for Fund Governing Documents

Fitch's rating analysis of debt and preferred stock issued by CEFs will focus on the appropriateness of portfolio holdings and asset coverage relative to the agency's published criteria. The absence of a detailed framework outlining
Fitch's criteria in fund bylaws or other operating documents will not, on its own, have adverse rating implications. However, Fitch will continue to evaluate the appropriateness of liquidation/redemption procedures as outlined within fund bylaws or other operating documents. The absence of such mechanisms within fund bylaws or other operating documents could have adverse rating implications.

Reliance on 1940 Act-Mandated Asset Coverage for Certain CEFs

In certain instances, Fitch believes it may be possible to assign ratings to obligations of CEFs based on the nature of the assets and the protections afforded by the 1940 Act. Fitch would view such treatment as being potentially applicable for funds that: invest only in lower risk assets (defined as assets with Fitch discount factors less conservative than those implied by the 1940
Act); have appropriate levels of issuer and industry diversification (as consistent with the Fitch diversification criteria); restrict forms of leverage to those envisioned under the 1940 Act; and have mandatory deleveraging provisions and an exposure period similar to standards set forth under the Fitch Total OC and Fitch Net OC tests.

Standardized Surveillance Reporting Process

Fitch has developed a standardized surveillance template for reporting portfolio holdings for reviewing 1940 Act and Fitch OC tests. This template is intended to aid in a fund's implementation of the changes to Fitch criteria and provide for more timely, transparent, and accurate surveillance of outstanding ratings.

Additional Considerations

The existing regulatory guidelines of the 1940 Act provide a number of unique structural protections for investors in CEF debt and preferred stock, including

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minimum OC ratios and mechanisms designed to protect these investors from losses. Additional protections documented in fund bylaws, prospectus, and statement of preferences typically require funds to redeem a portion or all of their outstanding debt and preferred stock if minimum asset coverage ratios are breached and remain uncured following applicable grace periods.

Wherever possible, Fitch recognizes the structural protections afforded by the 1940 Act in its rating analysis while acknowledging that developments in the CEF industry may expose investors to additional risks that are not directly addressed by the 1940 Act. These risks include an expanded universe of portfolio assets, higher concentration risks, more complex capital structures, and on- and off-balance sheet liabilities not explicitly addressed or captured in the 1940 Act coverage ratios. As such, Fitch's rating criteria seeks to go beyond the regulatory requirements for CEFs, wherever necessary, to capture these risks in the ratings Fitch assigns to debt and preferred stock issued by CEFs.

Ratings Assigned to Securities Issued by Closed-End Funds

Fitch assigns long-term credit ratings to debt and preferred stock issued by leveraged CEFs. The long-term credit ratings address the likelihood of full and timely payment of interest or dividends on each payment date and principal upon optional or mandatory redemption or at maturity. While Fitch's criteria is applicable to lower rating categories, historically the majority of Fitch-rated
CEFs have operated to maintain 'AAA' or 'AA' ratings, which in some measure reflects the baseline protections afforded by the 1940 Act.

Fitch rates debt and preferred stock issued by CEFs on the basis of the protections afforded by the fund's operating documents and the extent to which the fund is viewed as operating in a manner consistent with Fitch's current rating criteria. Historically, CEF governing documents incorporated most, if not every, aspect of the rating criteria that prevailed when the fund was originally rated. Going forward, the absence of detailed descriptions of Fitch's CEF rating criteria, including asset-specific discount factors, will not, on its own, have adverse rating implications, provided that the fund maintains sufficient deleveraging mechanisms and adheres to the current Fitch rating criteria, available on Fitch's web site at www.fichratings.com. From the perspective of the investor and the manager, Fitch believes this change offers greater transparency and easier implementation of any future criteria changes.

Long-term credit ratings assigned to securities issued by CEFs are based on the following:

.. Structural Mechanisms: OC triggers, mandatory redemption parameters, and other structural protections for rated debt obligations.

.. Capital Structure: The fund's capital structure and sufficiency of asset coverage, according to seniority of the liabilities.

.. Investment Portfolio: Evaluation of the fund's portfolio assets with a focus on the potential market value loss under stress scenarios.

.. Investment Manager Review: Qualitative assessment of the fund's investment manager.

..  Legal Considerations: Integrity of the legal structure.

In some cases, Fitch may also assign short-term credit ratings that address the likelihood of full and timely payment of principal and interest or dividends to the debt or preferred stock investors on the next payment date. Short-term credit ratings are

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assigned only to issues of notes and preferred stock that offer a demand feature for investors to put the securities back to the fund or the liquidity provider on pre-specified periods or dates. The ratings are based on the following:

.. Liquidity Provider's Obligation: The liquidity provider's obligation to purchase all debt or preferred stock tendered for sale that has not been sold on the tender date (and whether there are any "outs" to the liquidity provider's obligation).

.. Liquidity Provider's Credit Strength: The credit strength of the liquidity provider or the guarantor supporting the liquidity provider's obligation.

..  Legal Considerations: The integrity of the legal structure.

Fitch's ratings do not address liquidity in the secondary markets, such as those where auction-rate securities trade. In these cases, only long-term ratings are assigned that address the credit risk based on the instrument's stated maturity rather than the ability to access secondary market liquidity.

Structural Mechanisms

Fitch's rating criteria for CEF debt and preferred stock assess the amount of OC available to debt and preferred stock, which depends on the amount and type of asset collateral held by the fund. The analytical focus is on the structural mechanisms in place to protect investors from market value risk, or the risk that the market value of the portfolio may decline and jeopardize the ability to meet interest or dividends on the next payment date (and repayment of principal upon an optional or mandatory redemption or the repayment of principal upon maturity to debt investors). CEF debt and preferred stock investors are exposed to various risks including:

.. Credit Risk: The risk of loss due to spread widening or an actual obligor default.

.. Interest Rate Risk: The risk that a fixed-income security's value will decline due to an increase in general interest rates.

.. Liquidity Risk: The risk that a security cannot be sold quickly enough in the market to prevent a further loss. This risk is only present in the event of mandatory redemption as typically required, per the fund's governing documents, in case of a breach of certain asset coverage ratios.

.. Leverage Risk: The risk that leverage carried by the fund will exacerbate market losses allocated to investors and, depending on the exact nature of each form of debt, may also subordinate rated noteholders.

.. Moral Hazard Risk: The risk that an investment manager may manage a fund's portfolio and leverage to the benefit of common stockholders and to the detriment of debt and preferred stockholders.

Overcollateralization

OC is measured by evaluating the market value of collateral available to retire rated liabilities adjusted by discount factors to address the possibility that market values could decline further prior to sale. The presence of market-based
OC is a major mitigant to the aforementioned risks and serves as the primary source of credit enhancement and protection for rated obligations.
Consequently, Fitch expects CEFs with rated instruments to maintain overcollateralization guidelines within their governing documents demonstrated by asset coverage tests. Fitch will assign ratings by analyzing how funds ensure sufficient OC compared with Fitch OC tests. By ensuring a minimum standard for OC, the asset coverage tests are designed to protect CEF debt and preferred stock investors against default on principal and any accrued interest or dividends.

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Mandatory Redemption

To ensure CEFs maintain sufficient OC for debt and preferred stock for a given rating level, Fitch reviews the fund's governing documents for mandatory deleveraging provisions that set forth procedures for curing breaches to either the 1940 Act or Fitch OC tests. Deleveraging provisions usually take the form of a cure period followed by a set period for mandatory redemptions if needed.
For instance, upon a breach of either the 1940 Act or Fitch OC tests, the fund is first afforded a cure period within which it may take voluntary action to bring the tests back into compliance. During this period, funds may sell assets and use proceeds to deleverage the portfolio or seek a capital injection through an equity offering. With respect to curing a breach to the Fitch OC tests, fund managers may also elect to rebalance the portfolio toward more liquid and less risky assets.

If the manager fails to cure a breach of either test within the available cure period, the governing documents require redemption of debt and preferred stock within a predefined period in sufficient amounts so as to restore the coverage levels above the failed test(s) to compliance. Fitch's CEF rating criteria are based on an expectation of deleveraging provisions outlining mandatory redemptions over a pre-specified and limited timeframe. Fitch expects that, in addition to mandatory deleveraging provisions, CEFs would have other provisions to help increase asset coverage upon breaching the tests (such as ceasing distributions to common shareholders until the OC is restored). In the absence of such deleveraging mechanisms, Fitch would expect to apply more conservative rating criteria than outlined in this report.

Exposure Period

The exposure period is the time between the valuation date prior to an asset coverage test breach and the final date allowed for mandatory redemption, as specified in the fund governing documents. During this period, investors in fund debt and preferred stock are exposed to market value declines. A given fund's exposure period is determined in accordance with the frequency of OC tests and the mandatory redemption guidelines under which the fund operates.
Fitch calculates investor exposure as the sum of the following periods:

.. Valuation Period: The frequency with which the fund calculates coverage ratios to ensure it is passing the tests (usually weekly for Fitch OC tests).

.. Cure Period: The number of days the fund has to cure any breach before entering into a mandatory redemption period (usually 10 business days for Fitch OC tests).

.. Mandatory Redemption Period: The covenanted time allotted for redeeming shares or notes, during which time funds cannot issue additional leverage nor declare/pay common stock dividends (usually 30 days). This period is set to account for mandated shareholder notification periods, auction dates, and other structural considerations.

The average of the aforementioned periods is 45 business days for Fitch-rated
CEFs. The actual exposure period is the central factor in Fitch's rating analysis, as it limits the maximum number of days that a CEF debt or preferred stock investor is exposed to portfolio market value declines before deleveraging or being redeemed at par plus accrued interest or dividends. In determining the asset discount factors presented in the table on pages 10-11, Fitch assumed a 45-business-day exposure period to determine the maximum potential market value loss an asset may experience in a stressed scenario.

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Bylaws or statements of preferences specifying an exposure period greater than
45 business days may result in more conservative discount factors being applied to the fund's portfolio assets to achieve the same rating level on the debt and preferred stock of the CEF. For example, the exposure period to comply with the 1940 Act test typically averages 78 business days (given month-end coverage valuation, a one-month cure period, and a one-month mandatory redemption period). Fitch notes that the 1940 Act alone does not mandate fund deleveraging upon breach but restricts payments/declaration of common dividends and limits the issuance of new leverage until sufficient 1940 Act asset coverage is attained. However, fund operating documents usually include mandatory redemptions as a provision for curing a breach. Conversely, should the bylaws or statements of preferences specify an exposure of less than 45 business days, this may result in less conservative discount factors being applied to the fund's portfolio assets. Such instances will be assessed by Fitch on a case-by-case basis.

Capital Structure

1940 Act Coverage Ratio Test -- Baseline Protection to Rated Debt and Preferred
Stockholders

Fitch monitors funds' compliance with the 1940 Act test, as it remains the regulatory framework under which U.S. CEFs operate. However, Fitch also acknowledges certain shortcomings in the 1940 Act test, including that it does not capture certain forms of collateralized leverage more recently utilized by CEFs nor does it differentiate between investments in different asset classes.
That said, the 1940 Act test, as typically incorporated into fund governing documents, has the benefit of effectively limiting the amount of leverage a fund can assume by requiring a minimum asset OC of 200% for preferred stock leverage and a minimum asset OC of 300% for senior debt leverage. The 200% asset coverage for preferred stock is typically calculated in one of two ways, both of which yield the same result:

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
                  [Total Assets at MV - Current Liabilities/a/]
   ----------------------------------------------------------------------------
=      [All 1940 Act Leverage/b/ + Accrued Expenses and Fees on Leverage]

                                          or

      [Common Equity + All 1940 Act Leverage +
       Accrued Expenses and Fees on Leverage]
   ----------------------------------------------
=            [All 1940 Act Leverage +
       Associated Accrued Expenses and Fees]

/a/ Current liabilities do not include any liabilities associated with fund leverage, as recognized by the 1940 Act in Section 18.
/b/ 1940 Act Leverage only includes leverage that funds interpret to be recognized as leverage under Section 18 of the 1940 Act (e.g. preferred stock, notes, and bank facility). This typically excludes all types of economic leverage, reverse repurchase agreements, mortgage dollar rolls, and others.

The 300% asset coverage for senior debt is typically calculated in one of two ways, both of which also yield the same result:

                   [Total Assets at MV - Current Liabilities]
   ---------------------------------------------------------------------------
=   [All Senior 1940 Act Leverage/c/ + Accrued Expenses and Fees on Leverage]

                                          or

    [Common Equity + All 1940 Act Leverage +
     Accrued Expenses and Fees on Leverage]
   ------------------------------------------
=       [All Senior 1940 Act Leverage +
     Accrued Expenses and Fees on Leverage]

/c/ Senior 1940 Act Leverage only includes leverage that funds interpret to be recognized as Senior Securities other than preferred stock under Section 18 of the 1940 Act. (e.g. notes, bank facility). This also typically also excludes all types of economic leverage, reverse repurchase agreements, mortgage dollar rolls, and others.

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Fitch incorporates compliance with 1940 Act coverage ratios into its rating criteria, as noncompliance with the ratios has important consequences for investors of debt and preferred stock issued by CEFs. For instance, funds breaching the mandated asset coverage ratios are not permitted to pay declared dividends or declare new dividends to common stock holders, thus effectively trapping cash in the portfolio to help improve the asset coverage ratios and acting as a strong incentive for restoring asset coverage. Furthermore, fund governing documents are typically written to ensure compliance with the ratios by requiring mandatory redemptions of debt upon breach of the 1940 Act test.

With respect to certain asset classes, the implied discount factors of the 1940
Act are more conservative than those set forth by Fitch. For example, Fitch's discount factor for U.S. government securities is 1.10, whereas the 1940 Act would impose a discount factor of 2.00 on a CEF backed by such collateral.
Given the more conservative nature of the 1940 Act, in such instances, Fitch may elect to rely on the guidelines of the 1940 Act when evaluating such funds.
That said, the guidelines of the 1940 Act are not always sufficiently conservative for all funds and underlying assets types to achieve an 'AAA' rating in all instances.

To determine the sufficiency of the 1940 Act for a given CEF, Fitch will seek to determine that the fund: only purchases lower risk assets; has appropriate levels of issuer and industry diversification; restricts forms of leverage to those envisioned under the 1940 Act; and maintains conservative mandatory deleveraging provisions. This further presumes that appropriate triggers are in place to promote deleveraging and redemption of rated obligations within a 45-business-day period and that the governing documents are sufficiently restrictive. The chart on page 12 depicts which assets on a stand-alone basis have Fitch discount factors that are lower than those implied by the 1940 Act test and, therefore, may be more suitable to be analyzed on the basis of the asset coverage afforded under the terms of the 1940 Act test. Fitch's guidelines for determining the appropriateness of fund diversification are outlined in Diversification Guideline, pages 14-17.

Fitch CEF Ratings Guidelines -- Augmenting 1940 Act Protections

Similar to the 1940 Act, Fitch's CEF rating criteria also measure the OC of debt and preferred stock but utilize the Fitch Total OC and Fitch Net OC tests
(together, the Fitch OC tests), which address the potential for additional forms of leverage and further market value declines in fund assets during the redemption period. Fitch OC tests seek to measure the sufficiency of fund assets to meet all principal and interest/dividends payments of debt and preferred stock upon optional or mandatory redemption. In the absence of other qualitative considerations, Fitch OC and Fitch Net OC ratios in excess of 100% are generally deemed to be consistent with the rating assigned to the debt and preferred stock.

In developing and formulating the updated discount factors, Fitch sought to reflect each asset class's unique risk profile based on historically observed worst-case performance as well as expectations for potential continued adverse performance in the future. Fitch sought to determine the magnitude and implied stress of historically observed market value price declines and then increased such declines to derive an expected 'AAA' market value stress (for more information on Fitch's determination of asset-specific discount factors, see
Appendix 3: Market Value Approach to Discount Factor Development, pages 23-25).

While for certain asset classes the discount factors are lower than those implied by the 1940 Act, in many cases the discount factors may be higher (more conservative) and in some cases substantially so. For example, the discount factor for preferred

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stock is 2.5 (see Fitch Discount Factors table, pages 10-11), compared to an implied discount factor of 2.0 under the 1940 Act for preferred stock leverage.
When rating the debt and preferred stock of a CEF that invests in higher risk asset classes, Fitch will evaluate the sufficiency of the fund's asset coverage in the context of the Fitch OC and Fitch Net OC tests, in addition to the fund's compliance with the parameters of the 1940 Act.

The calculation of fund leverage -- both on and off balance sheet -- is another area Fitch's criteria address risks not fully captured by the 1940 Act. Such leverage may take the form of reverse repurchase agreements or certain derivative transactions. For funds utilizing such nontraditional forms of leverage, the full effect of leverage on asset value, asset coverage, and income volatility may potentially be understated for the purposes of the 1940
Act. This is in contrast to the Fitch OC tests, which seek to capture such leverage exposure.

Fitch's rating criteria also seeks to evaluate the priority of claims of various CEF liabilities in a more explicit fashion than the 1940 Act tests.
Specifically, the Fitch Net OC test measures the amount of OC remaining for Fitch-rated securities after other portfolio assets have been allocated to more senior securities. In other words, the Fitch Net OC test measures OC on a net basis after taking into account certain fund assets that are held as collateral for other fund liabilities. The Fitch Net OC test also assesses whether the remaining unencumbered fund assets continue to be consistent with Fitch's diversification guidelines.

Fitch Total Overcollateralization Test: Sufficiency of Asset Coverage

Fitch evaluates a fund's asset coverage on the basis of the Fitch Total OC test for each rated class of leverage in the fund's capital structure. The calculation of the Fitch Total OC test includes, in the numerator, all portfolio assets on a discounted basis regardless of whether such assets are serving as collateralization for a senior liability or are otherwise unencumbered. The calculation includes, in the denominator, all portfolio liabilities that are pari passu or are senior to the rated debt or preferred stock. The rationale behind capturing all assets, even those that are held as collateral for other fund liabilities, is to assess whether the assets are sufficient to meet liability payments associated with debtholders senior to or pari passu with the rated debt and preferred stock (based on Fitch's expectation of potential market value declines in those assets). In the absence of other qualitative considerations and for a given rating level, the test output is expected to remain in excess of 100% and is calculated as follows:

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Fitch Total OC =.            Total Net Discounted Assets at MV/a/
                  ----------------------------------------------------------
                                  Fitch Rated Liability +
                  Other Liabilities Pari Passu and Senior to Rated Liability

/a/ Total net discounted assets at market value (MV) equal total portfolio assets at MV and accrued income, including assets held as collateral for other fund liabilities, less current liabilities that settle in 10 days that are not part of a rolling leverage strategy (such as to-be-announced
    [TBA] securities, futures, forwards, among others), then discounted at the Fitch discount factors in the table on pages 10-11 and adjusted as per the Fitch diversification criteria discussed on pages 14-17.

Fitch Net Overcollateralization Test: Protection Against Subordination Risk

If a fund has liabilities that are senior to the Fitch-rated debt and preferred stock or if it has liabilities that are secured by specific asset collateral, Fitch will also evaluate a fund's asset coverage on the basis of the Fitch Net
OC test. The Fitch Net OC test assesses whether the fund has sufficient assets to provide asset coverage for the rated debt or preferred stock after first repaying other more senior liabilities and/or liabilities secured by specific asset collateral. The Fitch Net OC test also includes any assets in the fund that remain unencumbered by senior liabilities. Similar to the Fitch Total OC test, the result of this test should be greater than 100% and is calculated as follows:

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 Fitch Net OC =               Available Net Discounted Assets/a/
                 --------------------------------------------------------------
                 Fitch Rated Liability + Other Liabilities That Are Pari Passu

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/a/ Available net discounted assets equals total portfolio assets at MV and accrued income minus all assets that are either held as collateral for other fund liabilities and/or subject to a first claim of a senior liability in the capital structure minus current liabilities that settle in 10 days that are not part of a rolling leverage strategy (such as TBA security rolls, futures, forwards, among others), then discounted at the Fitch discount factors in the table on pages 10-11 and adjusted per the Fitch diversification criteria presented on pages 14-17.

Examples of when the Fitch Net OC test may be relevant include CEFs that utilize senior bank lines. Depending on the collateral requirements of other more senior fund liabilities, the Fitch Total OC test may be either more or less conservative than the Fitch Net OC test. For instance, if more senior liabilities are secured by specific assets, which result in the remaining portfolio assets being more highly concentrated by issuer and/or industry, this could result in a more conservative evaluation of asset coverage under the Fitch Net OC test versus the Fitch Total OC test.

Fitch Asset Discount Factors

The table on the following pages outlines the discount factors for 'AAA', 'AA', 'A', and 'BBB' rating stresses for each group of assets, assuming a 45-day redemption period. Fitch will determine discount factors for other collateral types, redemption periods, and rating stresses on a case-by-case basis.

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Fitch Discount Factors

                                               Discount Factors Appropriate
                                               for Different Rating Levels of
                                               CEF Debt and Preferred Stock
                                               -------------------------------
Assets                                            AAA             AA
------                                            ----           ----
Cash and Short-Term Investments
Cash and Receivables Due in 10 business
  Days or Less................................    1.00           1.00
Securities Rated 'F1+/F1', < 1 Year...........    1.10           1.08

U.S. Government Securities
Treasuries, Supranationals, Direct U.S.
  Agency Debt, and U.S. Agency-Backed
  MBS, 1-10 Years/a/..........................    1.10           1.08
Treasuries, Supranationals, Direct U.S. Agency
  Debt and U.S. Agency MBS: >10 Years.........    1.25           1.20

/a/ Asset category for agency-backed mortgage-backed securities (MBS) excludes interest- and principal-only issues.

Sovereigns
Debt of Developed Countries, 1-10 Years
  /b c/.......................................    1.15           1.10
Debt of Developed Countries, >10 Years........    1.30           1.25
Debt of Emerging Countries/d/.................    3.10           2.40

/b/ Sovereign debt excludes U.S.
/c/ Developed countries are advanced economies, as defined by the IMF.
/d/ Emerging countries are defined as all countries not included in the aforementioned definition of developed countries.

Municipals
Obligations in 'AAA' or 'AA' Rating
  Categories, 1-10 Years/e/...................    1.20           1.15
Obligations in 'A' Rating Category, 1-10
  Years.......................................    1.30           1.20
Obligations in 'AAA' Or 'AA' Rating
  Categories, >10 Years.......................    1.45           1.35
Obligations in 'BBB' Rating Category, 1-10
  Years.......................................    1.45           1.35
Obligations in 'A' Rating Category, >10
  Years.......................................    1.50           1.40
Obligations Rated 'BBB', >10 Years............    1.70           1.50
Obligations Below Investment Grade or
  Unrated.....................................    2.50           2.00

/e/ 'AAA' rated municipals include refunded and pre-refunded municipal bonds, backed by U.S. government collateral.

Corporates
Bonds, Developed Countries, in 'AAA' or 'AA'
  Rating Categories, 1-10 Years...............    1.30           1.20
Bonds, Developed Countries, in 'A' or 'BBB'
  Rating Categories, 1-10 Years...............    1.40           1.30
Bonds, Developed Countries, in 'AAA' or 'AA'
  Rating Categories, >10 Years................    1.40           1.30
Bonds, Developed Countries, in 'A' or 'BBB'
  Rating Categories, >10 Years................    1.65           1.50
Bonds, Developed Countries, in 'BB' Rating
  Category....................................    1.80           1.60
Bonds, Developed Countries, in 'B' Rating
  Category....................................    2.15           1.80
Bonds, Developed Countries, Rated 'CCC' or
  Lower or Unrated............................    3.70           2.55
Bonds, Emerging Countries.....................    4.60           2.90

Convertibles
Busted Convertible Debt, Developed Countries,
  in 'AAA' or 'AA' Rating Categories
  or Unrated, 1-10 Years/f/                       1.30           1.20
Busted Convertible Debt, Developed Countries,
  in 'A' or 'BBB' Rating Categories,
  1-10 Years..................................    1.40           1.30
Busted Convertible Debt, Developed Countries,
  in 'AAA' or 'AA' Rating Categories
  or Unrated, >10 Years                           1.40           1.30
Busted Convertible Debt, Developed Countries,
  in 'A' or 'BBB' Rating Categories,
  >10 Years...................................    1.65           1.50
Typical Convertible Debt, Typical Convertible
  Preferred Stock and Busted
  Convertible Preferred Stock, Developed
  Countries, Investment Grade or Unrated/g/       1.80           1.60
Busted Convertible Debt and Busted Convertible
  Preferred Stock, Developed
  Countries, in 'BB' Rating Category              1.80           1.60
Busted Convertible Debt and Busted Convertible
  Preferred Stock, Developed
  Countries, in 'B' Rating Category               2.15           1.80
Equity Sensitive Convertible Debt and Equity
  Sensitive Convertible Preferred Stock,
  Investment Grade or Unrated/h/                  2.15           1.80
Typical Convertible Debt and Typical
  Convertible Preferred Stock, Below
  Investment Grade............................    2.55           2.05
Busted Convertible Debt and Busted Convertible
  Preferred Stock, Rated 'CCC' or
  Lower or Unrated Distressed Convertible Debt
  and Distressed Convertible
  Preferred Stock, Developed Countries/i/         3.70           2.55
Equity Sensitive Convertible Debt and Equity
  Sensitive Convertible Preferred Stock,
  Below Investment Grade                          4.00           2.70
Convertible Debt and Convertible Preferred
  Stock, Emerging Countries...................    5.00           3.50

                                               Discount Factors Appropriate
                                               for Different Rating Levels of
                                               CEF Debt and Preferred Stock
                                               -------------------------------
Assets                                             A             BBB
------                                            ----           ----
Cash and Short-Term Investments
Cash and Receivables Due in 10 business
  Days or Less................................    1.00           1.00
Securities Rated 'F1+/F1', < 1 Year...........    1.05           1.00

U.S. Government Securities
Treasuries, Supranationals, Direct U.S.
  Agency Debt, and U.S. Agency-Backed
  MBS, 1-10 Years/a/..........................    1.05           1.00
Treasuries, Supranationals, Direct U.S. Agency
  Debt and U.S. Agency MBS: >10 Years.........    1.15           1.10

/a/ Asset category for agency-backed mortgage-backed securities (MBS) excludes interest- and principal-only issues.

Sovereigns
Debt of Developed Countries, 1-10 Years
  /b c/.......................................    1.08           1.05
Debt of Developed Countries, >10 Years........    1.20           1.15
Debt of Emerging Countries/d/.................    1.75           1.50

/b/ Sovereign debt excludes U.S.
/c/ Developed countries are advanced economies, as defined by the IMF.
/d/ Emerging countries are defined as all countries not included in the aforementioned definition of developed countries.

Municipals
Obligations in 'AAA' or 'AA' Rating
  Categories, 1-10 Years/e/...................    1.20           1.15
Obligations in 'A' Rating Category, 1-10
  Years.......................................    1.30           1.20
Obligations in 'AAA' Or 'AA' Rating
  Categories, >10 Years.......................    1.45           1.35
Obligations in 'BBB' Rating Category, 1-10
  Years.......................................    1.45           1.35
Obligations in 'A' Rating Category, >10
  Years.......................................    1.50           1.40
Obligations Rated 'BBB', >10 Years............    1.70           1.50
Obligations Below Investment Grade or
  Unrated.....................................    2.50           2.00

/e/ 'AAA' rated municipals include refunded and pre-refunded municipal bonds, backed by U.S. government collateral.

Corporates
Bonds, Developed Countries, in 'AAA' or 'AA'
  Rating Categories, 1-10 Years...............    1.30           1.20
Bonds, Developed Countries, in 'A' or 'BBB'
  Rating Categories, 1-10 Years...............    1.40           1.30
Bonds, Developed Countries, in 'AAA' or 'AA'
  Rating Categories, >10 Years................    1.40           1.30
Bonds, Developed Countries, in 'A' or 'BBB'
  Rating Categories, >10 Years................    1.65           1.50
Bonds, Developed Countries, in 'BB' Rating
  Category....................................    1.80           1.60
Bonds, Developed Countries, in 'B' Rating
  Category....................................    2.15           1.80
Bonds, Developed Countries, Rated 'CCC' or
  Lower or Unrated............................    3.70           2.55
Bonds, Emerging Countries.....................    4.60           2.90

Convertibles
Busted Convertible Debt, Developed Countries,
  in 'AAA' or 'AA' Rating Categories
  or Unrated, 1-10 Years/f/                       1.30           1.20
Busted Convertible Debt, Developed Countries,
  in 'A' or 'BBB' Rating Categories,
  1-10 Years..................................    1.40           1.30
Busted Convertible Debt, Developed Countries,
  in 'AAA' or 'AA' Rating Categories
  or Unrated, >10 Years                           1.40           1.30
Busted Convertible Debt, Developed Countries,
  in 'A' or 'BBB' Rating Categories,
  >10 Years...................................    1.65           1.50
Typical Convertible Debt, Typical Convertible
  Preferred Stock and Busted
  Convertible Preferred Stock, Developed
  Countries, Investment Grade or Unrated/g/       1.80           1.60
Busted Convertible Debt and Busted Convertible
  Preferred Stock, Developed
  Countries, in 'BB' Rating Category              1.80           1.60
Busted Convertible Debt and Busted Convertible
  Preferred Stock, Developed
  Countries, in 'B' Rating Category               2.15           1.80
Equity Sensitive Convertible Debt and Equity
  Sensitive Convertible Preferred Stock,
  Investment Grade or Unrated/h/                  2.15           1.80
Typical Convertible Debt and Typical
  Convertible Preferred Stock, Below
  Investment Grade............................    2.55           2.05
Busted Convertible Debt and Busted Convertible
  Preferred Stock, Rated 'CCC' or
  Lower or Unrated Distressed Convertible Debt
  and Distressed Convertible
  Preferred Stock, Developed Countries/i/         3.70           2.55
Equity Sensitive Convertible Debt and Equity
  Sensitive Convertible Preferred Stock,
  Below Investment Grade                          4.00           2.70
Convertible Debt and Convertible Preferred
  Stock, Emerging Countries...................    5.00           3.50

/f/ Busted convertible securities are defined as convertible securities having a conversion premium in excess of 70%. Conversion premium is calculated as:
    (MV of the convertible security - MV of total stock into which the security may be converted to)/MV of the convertible security).
/g/ Typical convertible securities are defined as convertible securities that have a conversion premium between 20% and 70%.
/h/ Equity sensitive convertible securities are defined as convertible securities that have a conversion premium less than 20%.
/i/ Distressed convertibles have a bid price below 60% of par, as defined on page 303 of the March 2008 edition of "A Guide to the Lehman Brothers Global Family of Indices."

82  Closed-End Fund Debt and Preferred Stock Rating Criteria    August 17, 2009

                    LOGO   Fund & Asset Manager Rating Group


Fitch Discount Factors (continued)

                                               Discount Factors Appropriate
                                               for Different Rating Levels of
                                               CEF Debt and Preferred Stock
                                               -------------------------------
Assets                                            AAA             AA
------                                            ----           ----
Leveraged Loans
Performing U.S. and European Union (EU) First
  Lien Term Loans Not Covenant
  Light /j k/.................................    1.55           1.40
Performing U.S. and EU Second Lien and
  Covenant Light First Lien...................    2.50           2.00
Performing U.S. and EU Third Lien and Covenant
  Light Second Lien...........................    5.00           3.50

/j/Performing loans are defined as loans which remain current on principal and interest payment obligations.
/k/Covenant light loans are defined as loans without maintenance-style financial covenants, such as maximum leverage and minimum interest and cash flow coverage tests, which are required to be tested (and passed) each quarter or half-year.

Equity
MLPs, RITs, and MTS, USD1.5+ Billion Float-
  Adjusted Market Capitalization/l/...........    2.20           1.75
U.S. and Developed Countries, Large
  Capitalization/m/...........................    2.60           2.10
U.S. and Developed Countries, Medium
  Capitalization, and Small Capitalization,
  and MLPs, RITs and MTS, with Less Than
  USD1.5 Billion Float-Adjusted Market
  Capitalization/n/ /o/                           4.00           2.70
Emerging and Developing Markets...............    5.50           3.75

/l/Defined as excluding closely held stock and cross holdings, among others, consistent with the calculation methodology of the Alerian MLP Index.
/m/Large capitalization is defined as company stock that has market capitalization equal to or more than USD5 billion.
/n/Medium capitalization is defined as company stock that has market capitalization of less than USD5bn and equal to or more than USD1 billion.
/o/Small capitalization is defined as company stock that has market capitalization of less than USD1 billion.

MLPs - Master limited partnerships. RITs - Royalty or income trusts. MTS -
Marine transportation securities.

Preferred Stock
Preferred Stock...............................    2.50           2.00

Foreign Currency
Unhedged Foreign Currency Exposure,
  Investment-Grade Countries (In Addition to
  Standard Asset Discount Factors)                1.50           1.40

Structured Securities
ABS Student Loans 'AAA' FFELP Non-ARS < 5
  Years /p/...................................    1.45           1.35
CMBS Issued 2005 or Earlier: Super-Senior
  Tranches Rated 'AAA' /q/....................    1.45           1.35
CMBS Issued After 2005: Super-Senior Tranches
  Rated 'AAA'.................................    1.70           1.50
ABS Student Loans 'AAA' FFELP Non-ARS: 5 - 10
  Years.......................................    2.00           1.70
ABS Student Loans 'AAA' FFELP Non-ARS: >10
  Years.......................................    3.15           2.50
CMOs, Other ABS, and Non-Agency MBS Rated
  'AAA' /r/...................................    3.30           2.50
CLOs - Super-Senior Tranches Rated 'AAA'......    3.45           2.60

/p/FFELP non-ARS student loans refer to the private sector student loan programs organized through one of the U.S. federal agencies' family education loan program. These loans have either full or almost full support of the U.S.
   government, depending on vintage. Non-ARS refers to those investments that do not trade as an auction rate security.
/q/Super-senior tranche refers to a tranche that has at least one other 'AAA' rated tranche junior to it and no other tranches senior to it in the capital structure. Furthermore, such tranche should not be on Rating Watch Negative or Rating Outlook Negative.
/r/Other asset-backed securities (ABS) includes 'AAA' rated obligations securitized by credit card and automobile loan receivables and student loans that are not already captured by other security-type categories in the above table.

Debt
Nonperforming/Defaulted Debt Securities.......    NC             NC

NC - No credit given unless evidence of stable
  market value risk can be demonstrated.......

Other
All Other Assets..............................     s              s

                                               Discount Factors Appropriate
                                               for Different Rating Levels of
                                               CEF Debt and Preferred Stock
                                               -------------------------------
Assets                                             A             BBB
------                                            ----           ----
Leveraged Loans
Performing U.S. and European Union (EU) First
  Lien Term Loans Not Covenant
  Light /j k/.................................    1.30           1.25
Performing U.S. and EU Second Lien and
  Covenant Light First Lien...................    1.60           1.40
Performing U.S. and EU Third Lien and Covenant
  Light Second Lien...........................    2.10           1.65

/j/Performing loans are defined as loans which remain current on principal and interest payment obligations.
/k/Covenant light loans are defined as loans without maintenance-style financial covenants, such as maximum leverage and minimum interest and cash flow coverage tests, which are required to be tested (and passed) each quarter or half-year.

Equity
MLPs, RITs, and MTS, USD1.5+ Billion Float-
  Adjusted Market Capitalization/l/...........    1.50           1.35
U.S. and Developed Countries, Large
  Capitalization/m/...........................    1.70           1.50
U.S. and Developed Countries, Medium
  Capitalization, and Small Capitalization,
  and MLPs, RITs and MTS, with Less Than
  USD1.5 Billion Float-Adjusted Market
  Capitalization/n/ /o/                           2.05           1.60
Emerging and Developing Markets...............    2.20           1.75

/l/Defined as excluding closely held stock and cross holdings, among others, consistent with the calculation methodology of the Alerian MLP Index.
/m/Large capitalization is defined as company stock that has market capitalization equal to or more than USD5 billion.
/n/Medium capitalization is defined as company stock that has market capitalization of less than USD5bn and equal to or more than USD1 billion.
/o/Small capitalization is defined as company stock that has market capitalization of less than USD1 billion.

MLPs - Master limited partnerships. RITs - Royalty or income trusts. MTS -
Marine transportation securities.

Preferred Stock
Preferred Stock...............................    1.60           1.40

Foreign Currency
Unhedged Foreign Currency Exposure,
  Investment-Grade Countries (In Addition to
  Standard Asset Discount Factors)                1.30           1.25

Structured Securities
ABS Student Loans 'AAA' FFELP Non-ARS < 5
  Years /p/...................................    1.25           1.20
CMBS Issued 2005 or Earlier: Super-Senior
  Tranches Rated 'AAA' /q/....................    1.25           1.20
CMBS Issued After 2005: Super-Senior Tranches
  Rated 'AAA'.................................    1.35           1.30
ABS Student Loans 'AAA' FFELP Non-ARS: 5 - 10
  Years.......................................    1.50           1.35
ABS Student Loans 'AAA' FFELP Non-ARS: >10
  Years.......................................    1.80           1.50
CMOs, Other ABS, and Non-Agency MBS Rated
  'AAA' /r/...................................    1.80           1.50
CLOs - Super-Senior Tranches Rated 'AAA'......    1.90           1.55

/p/FFELP non-ARS student loans refer to the private sector student loan programs organized through one of the U.S. federal agencies' family education loan program. These loans have either full or almost full support of the U.S.
   government, depending on vintage. Non-ARS refers to those investments that do not trade as an auction rate security.
/q/Super-senior tranche refers to a tranche that has at least one other 'AAA' rated tranche junior to it and no other tranches senior to it in the capital structure. Furthermore, such tranche should not be on Rating Watch Negative or Rating Outlook Negative.
/r/Other asset-backed securities (ABS) includes 'AAA' rated obligations securitized by credit card and automobile loan receivables and student loans that are not already captured by other security-type categories in the above table.

Debt
Nonperforming/Defaulted Debt Securities.......    NC             NC

NC - No credit given unless evidence of stable
  market value risk can be demonstrated.......

Other
All Other Assets..............................     s              s

/s/ Case-by-case basis. Note: For all asset classes, asset maturity is calculated on the basis of the security's final maturity, except for securities that contain a put provision at the security holder's option, with no outs to exercise such right. In such instances and for the purpose of determining the appropriate asset discount factor, the next available put date may be assumed to be the asset maturity date.

Closed-End Fund Debt and Preferred Stock Rating Criteria    August 17, 2009  83

                    LOGO   Fund & Asset Manager Rating Group


Discount Factors Relative to the 1940 Act 200% and 300% Asset Coverage Ratios

 LOGO

84  Closed-End Fund Debt and Preferred Stock Rating Criteria    August 17, 2009

                    LOGO   Fund & Asset Manager Rating Group


Accounting for CEF Liabilities in Fitch OC Tests

The market dislocation in 2007 and 2008 caused CEF managers to meaningfully change the capital structures of closed-end funds in ways not always expected by the 1940 Act. For example, failures in the auction-rate security market led to traditional retail-oriented leverage being partially replaced with nontraditional institutional-oriented leverage.

Fitch defines traditional leverage as fund liabilities captured by the 1940 Act asset coverage tests, such as preferred stock, notes, bank credit facilities, and financing through asset-backed commercial paper (ABCP) conduits. Fitch defines nontraditional leverage as fund leverage that is typically excluded from the 1940 Act asset coverage tests, such as reverse repurchase agreements, floating-rate certificates of tender option bonds, securities lending arrangements, to be announced (TBA) security rolls, forwards, futures, total return swaps, credit default swaps, and purchased and written put and call options, among others. Guidelines of the 1940 Act generally allow funds to exclude such leverage from their asset coverage tests if the leverage is fully collateralized by segregated liquid assets or if completely offsetting leverage positions exist, e.g. long and short credit default swaps referencing the same name.

Given the significant changes in the industry, the asset coverage ratios of the 1940 Act regulation do not fully capture the spectrum of potential forms of leverage that can be assumed by a CEF. For example, the 1940 Act asset coverage ratio for a CEF with reverse repurchase agreement leverage will understate the amount of leverage presented and overstate the amount of asset coverage to rated debt or preferred stockholders. To address these issues, Fitch seeks to capture the leveraged asset exposure associated with these various new forms of liabilities. (For more information on how to calculate the Fitch Total OC test and Fitch Net OC test based on various types of traditional and nontraditional leverage, see Appendix 1: Fund Liabilities, pages 20-21.)

Furthermore, if a fund has other liabilities in its capital structure, the rated debt and preferred stock may be exposed to subordination risk and refinancing risk as follows:

.. Subordination Risk: Senior liabilities generally have priority of claim on portfolio assets over the rated debt or preferred stock. At times, such liabilities may also have specific earmarked collateral. The Fitch Net OC test seeks to assess whether such earmarked collateral serves to the detriment of the rated debt or preferred stockholders by selecting the highest quality assets for collateral and leaving lower quality and less diversified assets available for the rated liabilities. Fitch reviews the governing documents of senior liabilities to determine the level of security over fund assets.

.. Refinancing Risk: Refinancing risk occurs when senior debt is called early, forcing the fund to liquidate portfolio assets to repay the loan. Fitch views longer termination notice periods more favorably, as they may serve to minimize forced asset sales into a distressed environment and offer additional time to find alternative financing sources.

Fitch may assign 'AAA' ratings to notes and preferred stock that are subordinate to other forms of leverage due to a combination of the following: the 1940 Act framework limits most forms of senior leverage to 33% and total traditional leverage to 50%; the Fitch Net OC test measures the sufficiency of assets unencumbered by senior leverage to meet principal and interest/dividend payments of rated liabilities; and the longer term nature of financing typically employed by CEFs minimizes the risk of forced asset liquidation associated with not being able to maintain leverage during a period of illiquidity. In situations where these factors are not deemed sufficient, a rating may be assigned that is lower than asset coverage ratios alone would otherwise indicate.

Closed-End Fund Debt and Preferred Stock Rating Criteria    August 17, 2009  85

                    LOGO   Fund & Asset Manager Rating Group


Investment Portfolio

Diversification Guidelines

Fitch developed its discount factors for various asset classes based on extensive analysis of historical price declines and volatility of various indices. As a result, the discount factors implicitly assume that the CEF portfolio being evaluated has diversification levels comparable to the proxy index. From this perspective, the main source of potential disparity is a portfolio not being as diverse as the underlying index in terms of issuer and/or corporate industry or municipal sector/state composition, contributing to potentially higher idiosyncratic and systemic risks. To address these risks, Fitch's ratings guidelines for CEFs include a minimum diversification framework.

Fitch acknowledges the minimum overcollateralization guidelines set forth by the 1940 Act as a baseline diversification framework to support debt and preferred stock. Specifically, funds regulated under the 1940 Act may elect to register as a diversified or nondiversified company with respect to single issuer concentration and register their intent to either concentrate or not concentrate in a particular industry. With respect to issuer concentration, the guidelines of the 1940 Act generally permit diversified funds to invest up to 5% in a single issuer (with no more than 10% of voting rights) as part of 75% of their portfolio and up to 25% in a single issuer as part of their remaining 25% of the portfolio (also known as the Safe Harbor provision), together not exceeding 25% in any single issuer. With respect to corporate industry or municipal sector concentration, the guidelines of the 1940 Act generally permit funds to register their intent to either not concentrate in any particular industry/sector and be subject to a 25% concentration limitation or concentrate in a particular industry/sector and invest more than 25% in that industry/sector. Naturally, the nondiversified/concentrated fund status is utilized primarily by sector funds, such as real estate- and energy-sector CEFs.

Although these provisions serve as baselines of protection, Fitch views them as being insufficient to protect rated debt and preferred stock investors from increased systemic and idiosyncratic risks present in portfolios concentrated in a particular industry or issuer, respectively. As such, Fitch's rating criteria includes the following issuer diversification and industry diversification framework.

Issuer Diversification

Portfolios with a small number of assets, or those where individual asset balances represent a disproportionately high exposure in a given portfolio, carry added risk that portfolio performance may be adversely affected by the underperformance of a few assets. For purposes of calculating the numerator of the Fitch OC tests, eligible exposure to a single issuer is calculated based on the following:

..  Up to 10% exposure to one obligor can be counted toward the Fitch OC tests.
   Any excess exposure to that obligor is not eligible for credit.

.. Up to 5% exposure to five other obligors can be counted towards the Fitch OC tests. Any excess exposure to those five obligors is not eligible for credit.

.. Up to 3% exposure in all other obligors can be counted toward the Fitch OC tests. Any excess exposure to such obligors is not eligible for credit.

86  Closed-End Fund Debt and Preferred Stock Rating Criteria    August 17, 2009

                    LOGO   Fund & Asset Manager Rating Group


Fitch Corporate Issuer Diversification Guidelines

                                               Maximum Amount
                                             Eligible for Fitch
                 Obligor                      OC Tests (%)/a/
                 -------                     ------------------
                 Largest Obligor............         10/b/
                 Next Five Largest Obligors.          5
                 All Other Obligors.........          3

/a/ On a case-by-case basis, Fitch may raise its issuer concentration thresholds for funds where Fitch rates the their issued debt or preferred stock below investment grade, since such rating already reflects, to an extent, the increased risk associated with the idiosyncratic risk in the fund's portfolio.
/b/ On a case-by-case basis, Fitch may raise its issuer concentration thresholds for exposure to broadly diversified investment portfolios or holding companies.

The 10%, 5%, and 3% concentrations shown in the table above are measured as the sum of all securities issued by such obligors at the market value of such securities plus accrued income relative to total portfolio assets at market value plus accrued income. This methodology does not restrict a fund from having individual issuer exposure in excess of these guidelines but seeks to exclude such exposure from the calculation of the Fitch OC tests. Obligor concentrations for corporate obligors are a sum of debt and equity securities issues by an entity at both the holding and operating company level, if applicable. It is not uncommon for some fund managers to invest in other diversified funds, indices, or investment vehicles. In such cases, Fitch's single obligor guidelines may not apply.

For municipal obligors, concentration is aggregated by obligations, the repayment of which relies on the same sources of revenue.

Fitch Municipal Issuer Diversification Guidelines

                                                              Maximum Amount
                                                            Eligible for Fitch
Obligor                                                      OC Tests (%)/a/
-------                                                     ------------------
State-Level General Obligations and Other
  Municipal Issues Backed by State-Level
  Taxing Authority.........................................         20
Largest Obligor............................................         10/b/
Next Five Largest Obligors.................................          5
All Other Obligors.........................................          3

/a/ On a case-by-case basis, Fitch may raise its issuer concentration thresholds for funds where Fitch rates the their issued debt or preferred stock below investment grade, since such rating already reflects, to an extent, the increased risk associated with the idiosyncratic risk in the fund's portfolio.
/b/ On a case-by-case basis, Fitch may raise its issuer concentration thresholds for exposure to broadly diversified investment portfolios or holding companies.

Corporate Industry and Municipal Sector/State Diversification

Assets within a single corporate industry tend to behave similarly in terms of price movements, default rates, and rating migration. Of course, this is sensible since companies within a particular industry are subject to similar economic factors, as well as trends in supply and demand. It has also been observed that the financing characteristics of a particular industry can influence the likelihood of asset co-behavior. In periods of credit expansion, particular industries have seen dramatic increases in the level of financing provided by the capital markets. The general increase in leverage within an industry makes companies in the industry more vulnerable to default during periods of economic contraction. To a certain extent, the same can be said for municipal securities, as the financial condition of a given state will likely affect the performance of securities backed by the revenue of such state. Municipal securities of the same sector may also exhibit higher levels of co-behavior. For example, healthcare and higher education securities may be affected by nationwide economic/regulatory factors that extend beyond state borders.

Fitch applies a 25% concentration threshold to corporate industry, municipal sector, or municipal state exposure to address the potential systemic risk associated with outsized exposures by industry, sector, or state. That is not to say that a fund cannot have exposure in excess of 25% but that excess exposure will be discounted to a greater

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degree to account for increased risks. Specifically, the discount factor for exposure in excess of the 25% threshold will be increased by an additional 1.1 times (x) the applicable discount factor for municipal asset types and 1.5x the applicable discount factor for nonmunicipal asset types to reflect increased correlation risk to the fund. The multiples applied to the discount factors on the basis of portfolio concentration were derived by comparing the performance of broad market indices to indices concentrated in particular corporate industries and municipal sectors and states. The 25% level of concentration was chosen as it has regulatory significance set forth by the 1940 Act. As discussed, guidelines of the 1940 Act distinguish between industry concentrated and nonconcentrated investment companies using a 25% concentration threshold, where registered industry nonconcentrated investment companies are limited to a 25% single industry concentration and registered industry concentrated investment companies are not.

 Summary of Industry Diversification Guidelines for Corporate Closed-End Funds

                Exposure in Excess of 25% to a Single Industry

                     Additional 1.5 times (x) Multiple to
                       Applicable Asset Discount Factor

To implement the diversification framework, corporate industry and municipal sector and state exposures are calculated as a percentage of the total portfolio market value plus accrued income. For corporate securities, Fitch uses industry designations consistent with its structured credit rating criteria, as illustrated in the top right table on the page 17.

As mentioned, Fitch's discount factors are based on historical price declines of representative indices, which are typically diversified by corporate industry or municipal sector/state. That said, certain indices utilized by Fitch to derive discount factors, such as and the Merrill Lynch Preferred Stock indices for preferred stock securities and the Alerian MLP Index for equity securities issued by master limited partnerships (MLPs), are inherently sector concentrated. As such, Fitch will not apply an additional discount factor multiple with respect to preferred stock securities or securities issued by MLPs, royalty income trusts, or marine transportation securities.

When evaluating sector concentration for municipal securities, Fitch considers all investments, with the exception of state-level general obligation (GO) bonds and other issues backed by state-level taxing authority. This is intended to ensure an appropriate amount of portfolio diversification without creating an incentive for portfolios to diversify away from what is traditionally the most creditworthy and liquid of municipal issuances.

When evaluating state concentration for municipal securities, Fitch considers all securities issued by entities within the state, including state-level GO bonds and other issues backed by state-level taxing authority. This is intended to capture overall risk exposure to a given state, regardless of the security or issuer type.

Fitch considers the effect of the municipal diversification framework to be more pronounced with respect to single-state funds, which typically invest nearly all portfolio assets in municipal obligations of issuers within a single state. Fitch defines single-state funds as those investing more than 25% in a single state. In the event a portfolio has both high sector and state concentrations, both multiples to the asset

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Municipal Sectors for Purposes of Determining Funds' Single Sector Exposure/a/

Sectors Subject to 25% Threshold/b/

General Obligation
Healthcare
Higher Education
Housing Revenue
Investor-Owned Utilities
Lease and Tax-Backed
Municipal
Transportation
Utility Revenue

/a/ Based on Fitch financial guarantors criteria.
/b/ Investments in state-level general obligation bonds issued and other issues backed by state-level taxing authority are exempt from the 25% threshold.

discount factor are applicable. The municipal sector designations are consistent with Fitch's financial guarantors rating criteria and are illustrated in the table at left.

The aforementioned issuer, industry, sector, and state concentration frameworks exclude U.S. government and agency securities. Also, direct or indirect (e.g. derivatives, exchange traded funds) investments in diversified indices (e.g. S&P 500) are not subject to issuer or sector diversification frameworks given that they represent exposure to diversified indices with limited idiosyncratic or systemic risks; however, they exhibit systematic (market) risk, which is addressed by the asset discount factors. Alternatively, if the investment exposure is to a sector-specific index (e.g. S&P Financials), the sector diversification framework continues to apply to address sector-specific or systemic risks.

Corporate Industries for Purposes of Determining Funds' Single Industry Exposure/a/

Industries Subject to 25% Threshold Per Fund

Aerospace and Defense
Automobiles, Building and Materials, Chemicals
Banking, Finance, and Insurance
Broadcasting, Media, and Cable
Business Services
Computer and Electronics, Telecommunications
Consumer Products
Energy (Oil & Gas)
Environmental Services
Farming and Agricultural Services
Food and Drug Retail
Food, Beverage and Tobacco
Gaming, Leisure and Entertainment
General Retail
Healthcare
Industrial/Manufacturing
Lodging and Restaurants
Metals and Mining
Packaging and Containers
Paper and Forest Products
Pharmaceuticals
Real Estate
Sovereigns
Textiles and Furniture
Transportation and Distribution
Utilities (Power)

/a/ Based on Fitch corporate CDO criteria.

Summary of Sector/State Diversification Guidelines for Municipal Closed-End Funds/a/

                                                          Exposure in Excess of
                                                           20% to State-Level
                                                         General Obligations (or
                                                         Other Issues Backed by
                            Exposure in Excess of 25%      State-Level Taxing
Exposure in Excess of 25%     Exposure to a Single       Authority) of A Single
    to a Single State          Municipal Sector/b/                State
-------------------------  ---------------------------  ------------------------
Additional 1.1x Multiple   Additional 1.1x Multiple to         No Credit
   to Applicable Asset       Applicable Asset Discount
    Discount Factor                   Factor

                                                          Exposure in Excess of
                                                           20% to State-Level
                                                        General Obligations (or
                                                        Other Issues Backed by
                            Exposure in Excess of 25%     State-Level Taxing
Exposure in Excess of 25%     Exposure to a Single      Authority) of A Single
to a Single State              Municipal Sector/b/               State
-------------------------  ---------------------------  ------------------------
Additional 1.1x Multiple   Additional 1.1x Multiple to         No Credit
   to Applicable Asset     Applicable Asset Discount
    Discount Factor                  Factor

/a /This table summarizes sector/state diversification guidelines that are applicable to municipal CEFs. Other general guidelines, such as the issuer diversification framework, continue to apply.
/b/ Excludes state-level general obligation bonds and issues backed by state-level taxing authority.

Within a given fund, exposure to a specific corporate industry or municipal sector/state may take the form of various security types with differing discount factors. For example, a real estate fund may have exposure to both common equity and preferred stock of such issuers. In instances where a fund has industry concentration in excess of 25%, the intention of Fitch's industry diversification framework is to apply the discount factor multiple on a pro rata basis across all instruments within such industry to avoid selectively applying the uplift to securities with higher (or lower) discount factors (for an example of how the uplift for excess industry concentration is allocated to portfolio assets, see Appendix 2, page 22).

Investment Manager Review

Surveillance

Fitch monitors fund compliance with Fitch OC and 1940 Act tests as follows:

.. On a weekly basis, funds internally calculate the Fitch OC and 1940 Act tests. If

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  the resultant ratios are less than 10% above the minimum passing threshold
   (e.g. 105% for a Fitch OC tests and 205% for a 1940 Act test for preferred stock), Fitch would expect to have more frequent dialogue with the investment manager.

.. On at least a monthly basis, funds calculate and provide Fitch with updated portfolio holdings and completed Fitch OC and 1940 Act test results.

.. Typically, on an annual basis, Fitch performs a review of each rated fund and its investment manager. The review includes reviewing the fund's adherence to its stated investment objectives and constraints, net asset value performance, recent coverage ratios, an evaluation of the alignment of interests between the fund manager and the rated noteholders, and a discussion with the fund manager to determine future investment strategies, plans, and other forms of research.

.. In periods of heightened credit and/or liquidity stress, Fitch reserves the right to initiate more frequent/detailed surveillance procedures.

The regular reporting of asset coverage tests and updated portfolio holdings to Fitch by the fund manager and/or administrator is central to Fitch's surveillance process and critical to maintaining the outstanding ratings on CEF debt and preferred stock. Failure to receive this information in a timely manner may result in negative rating actions and/or the withdrawal of assigned ratings.

To facilitate standardized reporting of fund information and to assist in the adoption of the new criteria and weekly testing, Fitch has developed a reporting template. The Microsoft Excel-based template includes a coverage page that summarizes the fund's assets, liabilities, and relevant asset coverage ratios and a portfolio holdings page, with built-in formulas for determining asset discount factors and diversification guidelines (for the sample surveillance cover sheet, see Appendix 4, pages 26-27). Parties interested in receiving a copy of the reporting template may contact any of the analysts listed on page 1.

In addition to the information and analysis provided by the funds, Fitch performs its own internal analysis to support ratings surveillance. First, to assist in developing a current credit opinion for each fund and to measure up-to-date performance for all rated CEF debt and preferred stock, Fitch will internally calculate a 1940 Act ratio on a regular basis to gauge portfolio volatility between monthly surveillance reports. The internal monitoring serves as a trigger point for further dialogue with managers and helps Fitch verify performance figures noted in the monthly/weekly surveillance reports received from funds. Fitch also periodically monitors ongoing asset price movements to ensure discount factors remain appropriate.

In determining the appropriate rating for debt or preferred stock issued by a CEF, Fitch will evaluate the sufficiency of asset coverage on the basis of the Fitch OC tests relative to the applicable rating stress. Should a fund maintain insufficient asset coverage at a given rating stress, a downgrade may be forthcoming, with the magnitude of the downgrade being dictated by the rating stress under which the fund is able to pass the Fitch OC tests. For example, absent other qualitative considerations, if a fund does not satisfy the Fitch OC tests under an 'AAA' rating stress but satisfies the Fitch OC tests under an 'AA' rating stress, the debt or preferred stock will likely be rated 'AA'.

Fitch's rating analysis will also include dialogue with the fund manager and other qualitative considerations, such as the volatility and cushion of asset coverage ratios relative to price decline expectations.

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Finally, Fitch's rating analysis also considers the sufficiency of asset coverage as calculated pursuant to the 1940 Act. While Fitch believes the Fitch OC tests are more robust measures of asset coverage, it recognizes that failure of the 1940 Act coverage ratios can have implications for the fund in terms of forced asset sales and deleveraging.

The Rating Process

Fitch assigns ratings at the request of a fund's management and after reviewing all pertinent material and conducting an on-site manager review. Specifically, Fitch's initial and ongoing reviews of CEFs encompass an analysis of the following areas:

.. Investment Policies and Procedures: Sector overview, sector allocation and diversification, portfolio strategy construction and target composition, use of derivatives, and asset liquidity.

.. Operations: Asset pricing and portfolio valuation, fair value pricing procedures, trading and settlement trade, reconciliation, and technology support;

.. Legal and Compliance: Regulatory compliance, including compliance with the governing documents on the 1940 Act and Fitch OC asset coverage tests, SEC examinations, board of directors structure, and external and internal audits.

.. Organization: Organizational and management structure, assets by amount and type under management, key personnel biographies and track records, product marketing, and distribution.

The on-site review includes meetings with the portfolio management team and related personnel. During the on-site review, the company has an opportunity to present information on its history, ownership structure, business plans, and investment strategies, as well as demonstrate its credit selection and portfolio monitoring capabilities. Fitch also evaluates the appropriateness of the alignment of interests between the fund manager and the rated noteholders. The organization is expected to provide detailed information on its operating processes, related technologies, and controls, as well as comprehensive profiles of its staffing resources

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Appendix 1: Fund Liabilities

Treatment of Fund Liabilities for Fitch OC Test Calculations

                                Fitch OC Tests for Rated Debt or Preferred Stock
                               -------------------------------------------------
                                               Fitch Total OC Test
                               -------------------------------------------------
          Column 1                      Column 2                 Column 3
-----------------------------  -------------------------- ----------------------
Treatment of Nonrated
Liabilities in Fund's Capital
Structure                               Numerator               Denominator
-----------------------------  -------------------------- ----------------------
Current Liabilities........... - Current liabilities that No adjustments will settle within 10 days
                               (does not include rolled
                               securities, forwards,
                               futures, and other
                               leverage instruments)

Notes or Preferred Stock       + Discounted MV of         No adjustments
  (Subordinate to Rated        reinvested assets
  Liability)..................

Notes or Preferred Stock       + Discounted MV of         + Outstanding
  (Pari Passu to Rated         reinvested assets          liability
  Liability)..................                            +accrued interest and
                                                          fees

Notes or Preferred Stock       + Discounted MV of         + Outstanding
  (Senior to Rated             reinvested assets          liability
  Liability)..................                            +accrued interest and
                                                          fees

Bank Credit Facilities........ + Discounted MV of         + Outstanding
                               reinvested assets          liability
                                                          +accrued interest and
                                                          fees

ABCP Conduit Financing         + Discounted MV of         + Outstanding
  Facilities.................. reinvested assets          liability
                                                          +accrued interest and
                                                          fees

Reverse Repurchase             + Discounted MV of         + Outstanding
  Agreements.................. reinvested assets          liability
                                                          +accrued interest and
                                                          fees

Floating Rate Certificates     + Discounted MV of         + Note liability;
  of Tender Option Bonds       reinvested assets          +accrued interest and
  (TOB)....................... + Discounted MV of bond    fees
                               in TOB subject to an
                               additional 10% haircut

Securities Lending............ + Discounted MV of         + Liability due upon
                               securities lent            return of securities
                               + Discounted MV of
                               collateral held for
                               securities lent

Security Rolls (e.g.           + Discounted referenced    + Liability due on
  Mortgage Dollar              assets' MV                 settlement date
  Rolls)......................

Futures and Forwards           + Discounted referenced    + Liability due on
  (Long)...................... assets' MV                 settlement date
                               + Discounted MV of
                               collateral held

Futures and Forwards           + Amount receivable on     + Referenced asset MV
  (Short)..................... settlement date            multiplied by 1 + [1 -
                               + Discounted MV of         (1/Discount Factor)]
                               collateral held

Interest Rate Swaps            + Discounted referenced    + MV of floating rate
  (Long, Pay Fixed and         asset's MV of fixed-rate   leg
  Receive Floating)........... leg

Interest Rate Swaps            + MV of floating-rate leg  + Referenced asset MV
  (Short, Pay Floating and                                multiplied by 1 + [1 -
  Receive Fixed)..............                            (1 / Discount Factor)]

Total Return Swaps             + Discounted referenced    + (Referenced asset MV
  (Long)...................... assets MV                  - equity stake or
                                                          collateral put up)

Credit Default Swaps           + Discounted (CDS          + CDS notional
  (Long Credit,                notional (+/-) MV)
  Protection Seller, Not as    + Discounted MV of
  Hedge or Offset To           assets' reinvested
  Another CDS)................ proceeds or assets
                               segregated as a result of
                               entering into the position
                               (such as received upfront
                               fee and any collateral
                               held)

Credit Default Swaps           + Lower of 0 or (CDS MV    No adjustments
  (Short Credit,               - present value of future
  Protection Buyer, Not        payments)
  as Hedge or Offset to
  Another CDS)................

Put Options                    + Max {0, (Strike price -  No adjustments
  (Purchased)................. Reference Asset MV x [1
                               + (1 - (1/Discount
                               Factor))] }

Call Options                   + Max {0, (Reference       No adjustments
  (Purchased)................. Asset MV/ Discount
                               Factor) - Strike Price}

                                Fitch OC Tests for Rated Debt or Preferred Stock
                               -------------------------------------------------
                                              Fitch Net OC Test
                               -------------------------------------------------
          Column 1                       Column 4                Column 5
-----------------------------  -------------------------- ----------------------
Treatment of Nonrated
Liabilities in Fund's Capital
Structure                               Numerator              Denominator
-----------------------------  -------------------------- ----------------------
Current Liabilities........... + Amount in column 2       No adjustments

Notes or Preferred Stock       + Amount in column 2       No adjustments
  (Subordinate to Rated        - Any earmarked asset
  Liability).................. collateral MV for the
                               liabilities

Notes or Preferred Stock       + Amount in column 2       + Outstanding
  (Pari Passu to Rated         - Any earmarked asset      liability;
  Liability).................. collateral MV for the      + accrued interest and
                               liabilities                fees

Notes or Preferred Stock       + Amount in column 2       No adjustments
  (Senior to Rated             - Any earmarked asset
  Liability).................. collateral MV for the
                               liabilities; if no
                               earmarked collateral, then
                               - column 3

Bank Credit Facilities........ + Amount in column 2       No adjustments
                               - Any earmarked asset
                               collateral MV for the
                               liabilities; if no
                               earmarked collateral, then
                               - column 3

ABCP Conduit Financing         + Amount in column 2       No adjustments
  Facilities.................. - Any earmarked asset
                               collateral MV for the
                               liabilities; if no
                               earmarked collateral, then
                               - column 3

Reverse Repurchase             + Amount in column 2       No adjustments
  Agreements.................. - Any earmarked asset
                               collateral MV for the
                               liabilities;

Floating Rate Certificates     + Amount in column 2       No adjustments
  of Tender Option Bonds       - Bond collateral MV held
  (TOB)....................... in TOB trust

Securities Lending............ + Amount in column 2       No adjustments
                               - Amount in column 3

Security Rolls (e.g.           + Amount in column 2       No adjustments
  Mortgage Dollar              - Amount in column 3
  Rolls)......................

Futures and Forwards           + Amount in column 2       No adjustments
  (Long)...................... - Amount in column 3

Futures and Forwards           + Amount in column 2       No adjustments
  (Short)..................... - Amount in column 3

Interest Rate Swaps            + Amount in column 2       No adjustments
  (Long, Pay Fixed and         - Amount in column 3
  Receive Floating)...........

Interest Rate Swaps            + Amount in column 2       No adjustments
  (Short, Pay Floating and     - Amount in column 3
  Receive Fixed)..............

Total Return Swaps             + Amount in column 2       No adjustments
  (Long)...................... - Amount in column 3

Credit Default Swaps           + Amount in column 2       No adjustments
  (Long Credit,                - Amount in column 3
  Protection Seller, Not as
  Hedge or Offset To
  Another CDS)................

Credit Default Swaps           + Amount in column 2       No adjustments
  (Short Credit,
  Protection Buyer, Not
  as Hedge or Offset to
  Another CDS)................

Put Options                    + Amount in column 2       No adjustments
  (Purchased).................

Call Options                   + Amount in column 2       No adjustments
  (Purchased).................

                                Fitch OC Tests for Rated Debt or Preferred Stock
                               -------------------------------------------------
                                                 Fitch Total OC Test
                               -------------------------------------------------
          Column 1                      Column 2                 Column 3
-----------------------------  -------------------------- ----------------------
Treatment of Nonrated
Liabilities in Fund's Capital
Structure                              Numerator                Denominator
-----------------------------  -------------------------- ----------------------
Current Liabilities........... - Current liabilities that No adjustments will settle within 10 days
                               (does not include rolled
                               securities, forwards,
                               futures, and other
                               leverage instruments)

Notes or Preferred Stock       + Discounted MV of         No adjustments
  (Subordinate to Rated        reinvested assets
  Liability)..................

Notes or Preferred Stock       + Discounted MV of         + Outstanding
  (Pari Passu to Rated         reinvested assets          liability
  Liability)..................                            +accrued interest and
                                                          fees

Notes or Preferred Stock       + Discounted MV of         + Outstanding
  (Senior to Rated             reinvested assets          liability
  Liability)..................                            +accrued interest and
                                                          fees

Bank Credit Facilities........ + Discounted MV of         + Outstanding
                               reinvested assets          liability
                                                          +accrued interest and
                                                          fees

ABCP Conduit Financing         + Discounted MV of         + Outstanding
  Facilities.................. reinvested assets          liability
                                                          +accrued interest and
                                                          fees

Reverse Repurchase             + Discounted MV of         + Outstanding
  Agreements.................. reinvested assets          liability
                                                          +accrued interest and
                                                          fees

Floating Rate Certificates     + Discounted MV of         + Note liability;
  of Tender Option Bonds       reinvested assets          +accrued interest and
  (TOB)....................... + Discounted MV of bond    fees
                               in TOB subject to an
                               additional 10% haircut

Securities Lending............ + Discounted MV of         + Liability due upon
                               securities lent            return of securities
                               + Discounted MV of
                               collateral held for
                               securities lent

Security Rolls (e.g.           + Discounted referenced    + Liability due on
  Mortgage Dollar              assets' MV                 settlement date
  Rolls)......................

Futures and Forwards           + Discounted referenced    + Liability due on
  (Long)...................... assets' MV                 settlement date
                               + Discounted MV of
                               collateral held

Futures and Forwards           + Amount receivable on     + Referenced asset MV
  (Short)..................... settlement date            multiplied by 1 + [1 -
                               + Discounted MV of         (1/Discount Factor)]
                               collateral held

Interest Rate Swaps            + Discounted referenced    + MV of floating rate
  (Long, Pay Fixed and         asset's MV of fixed-rate   leg
  Receive Floating)........... leg

Interest Rate Swaps            + MV of floating-rate leg  + Referenced asset MV
  (Short, Pay Floating and                                multiplied by 1 + [1 -
  Receive Fixed)..............                            (1 /Discount Factor)]

Total Return Swaps             + Discounted referenced    + (Referenced asset MV
  (Long)...................... assets MV                  - equity stake or
                                                          collateral put up)

Credit Default Swaps           + Discounted (CDS          + CDS notional
  (Long Credit,                notional (+/-) MV)
  Protection Seller, Not as    + Discounted MV of
  Hedge or Offset To           assets' reinvested
  Another CDS)................ proceeds or assets
                               segregated as a result of
                               entering into the position
                               (such as received upfront
                               fee and any collateral
                               held)

Credit Default Swaps           + Lower of 0 or (CDS MV    No adjustments
  (Short Credit,               - present value of future
  Protection Buyer, Not        payments)
  as Hedge or Offset to
  Another CDS)................

Put Options                    + Max {0, (Strike price -  No adjustments
  (Purchased)................. Reference Asset MV x [1
                               + (1 - (1/Discount
                               Factor))] }

Call Options                   + Max {0, (Reference       No adjustments
  (Purchased)................. Asset MV/ Discount
                               Factor) - Strike Price}

                                Fitch OC Tests for Rated Debt or Preferred Stock
                               -------------------------------------------------
                                                   Fitch Net OC Test
                               -------------------------------------------------
          Column 1                      Column 4                 Column 5
-----------------------------  -------------------------- ----------------------
Treatment of Nonrated
Liabilities in Fund's Capital
Structure                               Numerator              Denominator
-----------------------------  -------------------------- ----------------------
Current Liabilities........... + Amount in column 2       No adjustments

Notes or Preferred Stock       + Amount in column 2       No adjustments
  (Subordinate to Rated        - Any earmarked asset
  Liability).................. collateral MV for the
                               liabilities

Notes or Preferred Stock       + Amount in column 2       + Outstanding
  (Pari Passu to Rated         - Any earmarked asset      liability;
  Liability).................. collateral MV for the      + accrued interest and
                               liabilities                fees

Notes or Preferred Stock       + Amount in column 2       No adjustments
  (Senior to Rated             - Any earmarked asset
  Liability).................. collateral MV for the
                               liabilities; if no
                               earmarked collateral, then
                               - column 3

Bank Credit Facilities........ + Amount in column 2       No adjustments
                               - Any earmarked asset
                               collateral MV for the
                               liabilities; if no
                               earmarked collateral, then
                               - column 3

ABCP Conduit Financing         + Amount in column 2       No adjustments
  Facilities.................. - Any earmarked asset
                               collateral MV for the
                               liabilities; if no
                               earmarked collateral, then
                               - column 3

Reverse Repurchase             + Amount in column 2       No adjustments
  Agreements.................. - Any earmarked asset
                               collateral MV for the
                               liabilities;

Floating Rate Certificates     + Amount in column 2       No adjustments
  of Tender Option Bonds       - Bond collateral MV held
  (TOB)....................... in TOB trust



Securities Lending............ + Amount in column 2       No adjustments
                               - Amount in column 3




Security Rolls (e.g.           + Amount in column 2       No adjustments
  Mortgage Dollar              - Amount in column 3
  Rolls)......................

Futures and Forwards           + Amount in column 2       No adjustments
  (Long)...................... - Amount in column 3



Futures and Forwards           + Amount in column 2       No adjustments
  (Short)..................... - Amount in column 3



Interest Rate Swaps            + Amount in column 2       No adjustments
  (Long, Pay Fixed and         - Amount in column 3
  Receive Floating)...........

Interest Rate Swaps            + Amount in column 2       No adjustments
  (Short, Pay Floating and     - Amount in column 3
  Receive Fixed)..............

Total Return Swaps             + Amount in column 2       No adjustments
  (Long)...................... - Amount in column 3


Credit Default Swaps           + Amount in column 2       No adjustments
  (Long Credit,                - Amount in column 3
  Protection Seller, Not as
  Hedge or Offset To
  Another CDS)................

Credit Default Swaps           + Amount in column 2       No adjustments
  (Short Credit,
  Protection Buyer, Not
  as Hedge or Offset to
  Another CDS)................

Put Options                    + Amount in column 2       No adjustments
  (Purchased).................

Call Options                   + Amount in column 2       No adjustments
  (Purchased).................

92  Closed-End Fund Debt and Preferred Stock Rating Criteria    August 17, 2009

                    LOGO   Fund & Asset Manager Rating Group


Appendix 1: Fund Liabilities (continued)


Treatment of Fund Liabilities for Fitch OC Test Calculations (continued)


                               Fitch OC Tests for Rated Debt or Preferred Stock
                               ------------------------------------------------
                                            Fitch Total OC Test
                               ------------------------------------------------
          Column 1                     Column 2                Column 3
-----------------------------  -------------------------- ---------------------
Treatment of Nonrated
Liabilities in Fund's Capital
Structure                              Numerator             Denominator
-----------------------------  -------------------------- ---------------------
  Put Options (Written)....... +Min {0, (Reference        No adjustments
                                Asset MV/ Discount
                                Factor) - Strike Price}
  Call Options (Written)...... +Min {0, (Strike price -   No adjustments
                                Reference Asset MV x
                                [1 + (1 - (1/Discount
                                Factor))] }
  Any On- and Off-Balance      Case-by-case basis         Case-by-case basis
    Sheet Liabilities Not
    Addressed Above...........

                               Fitch OC Tests for Rated Debt or Preferred Stock
                               ------------------------------------------------
                                              Fitch Net OC Test
                               ------------------------------------------------
          Column 1                      Column 4             Column 5
-----------------------------  ------------------------ -----------------------
Treatment of Nonrated
Liabilities in Fund's Capital
Structure                               Numerator              Denominator
-----------------------------  ------------------------ -----------------------
  Put Options (Written)....... +Amount in column 2      No adjustments

  Call Options (Written)...... +Amount in column 2      No adjustments

  Any On- and Off-Balance      Case-by-case basis       Case-by-case basis
    Sheet Liabilities Not
    Addressed Above...........

Note: derivative positions that are used to hedge portfolio assets should first be netted before determining any net long or short derivative exposure.
Treatment for any net derivative exposure (an amount not used to hedge or offset other derivatives or portfolio assets) is described in the table above.
Appropriate discount factors from the Fitch Discount Factors table on pages
10-11 apply where noted. Fitch expects funds to transact with highly rated counterparties. Significant negative market values on derivative positions with low rated or nonrated counterparties may result in negative rating implications.

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


Appendix 2: Calculation of Industry and Sector Concentration

The table below is an example of a portfolio with two assets in the real estate industry that, in aggregate, constitute 27.50% of the portfolio (exceeding the 25% Fitch industry concentration threshold). The example illustrates how the multiple of 1.5x the base discount factor for industry overconcentration is allocated to securities in that industry.

Allocation of Excess Industry Concentration

            Label:                  MV        A            B           C

           Formula:                                                  = A-B
                                                                   Excess of
                                                         Fitch      Asset's
                                          Industry's   Industry    Industry
                                          Weight in  Concentration   Over
                       Portfolio          Portfolio    Threshold     Limit
Security   Industry       (%)    MV (USD)    (%)          (%)         (%)
--------  ------------ --------- -------- ---------- ------------- ---------
 Asset
   A..... Real Estate    17.50       7.00   27.50        25.00        2.5
 Asset
   B..... Real Estate    10.00       4.00   27.50        25.00        2.5
 Asset
   C..... Telecoms       22.50       9.00   22.50        25.00        0.0
 Asset
   D..... Healthcare     25.00      10.00   25.00        25.00        0.0
 Asset
   E..... Utilities      25.00      10.00   25.00        25.00        0.0
                        100.00      40.00
                                 Total MV

            Label:          D           E        F            G
                                      = MV/                (Sector
           Formula:    = C x Tot MV Sector MV          MV-D)/Sector MV
                                              Asset's
                                    Allocated Standard   Standard DF
                       Total Excess  Excess   Discount Applied to % of
Security   Industry       (USD)       (USD)    Factor       Asset
--------  ------------ ------------ --------- -------- ---------------
 Asset
   A..... Real Estate      1.00       0.64      2.50        90.91
 Asset
   B..... Real Estate      1.00       0.36      2.60        90.91
 Asset
   C..... Telecoms           --         --      2.60       100.00
 Asset
   D..... Healthcare         --         --      2.60       100.00
 Asset
   E..... Utilities          --         --      2.60       100.00
                                      1.00

              H        I            J         = (MV x G/F)
                                    =
          = F x 1.5  = 1-G  (F x G) + (H x I) + (MV x G/I)

                    Excess
           Excess     DF                         Total
          industry  Applied                     Discount
          Discount  to % of     Weighted         Asset
Security   Factor    Asset     Average DF        (USD)
--------  --------- ------- ----------------- ------------
 Asset
   A.....   3.75     9.09         2.61            2.72
 Asset
   B.....   3.90     9.09         2.72            1.49
 Asset
   C.....   3.90     0.00          2.6            3.46
 Asset
   D.....   3.90     0.00          2.6            3.85
 Asset
   E.....   3.90     0.00          2.6            3.85
                                  2.60           15.36


Step 1: First, total dollar amount of excess concentration is determined by industry. This is depicted as USD1.00 in column D and calculated as 2.5% of the industry's excess concentration, multiplied by the USD40 total portfolio value.

Step 2: The dollar amount is then allocated to individual securities based on the weights of those securities in that industry (USD0.64 and USD0.36 in column
E). This represents each security's dollar share of their industry's overconcentration.

Step 3: Discount factors are then allocated to each security based on its share of the industry's concentration. Column F is the standard discount factor for the security and column G is the percentage of that asset's market value (MV) to which it is applicable. Column H is the standard discount factor for the security multiplied by the additional 1.5 multiple that captures systemic risk from industry overconcentration. Column I is the percentage of the security's
MV to which the more conservative discount factor is applicable.

Step 4: Column J is the weighted average discount factor for each asset and the portfolio.

Step 5: Finally, the total discounted assets used in Fitch's OC tests in the last column is calculated by discounting the security's MV by the appropriate discount factors (Column J) and their weights obtained in Step 3.

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

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                    LOGO   Fund & Asset Manager Rating Group


Appendix 3: Market Value Approach to Discount Factor Development

Fitch has developed discount factors through historical worst-loss stress testing, an approach that is consistent with its criteria as detailed in the research report titled "Rating Market Value Structures," published on April 18,
2008. To reflect the dynamic and diverse nature of CEF portfolios, Fitch has developed specific discount factors for common asset types.

Discounted portfolio assets are used as the numerator for the Fitch OC tests and are calculated by dividing current portfolio market value by the appropriate discount factor for each asset type. Discount factors are not intended to provide a static view of asset performance, rather they express current views of potential market value loss through current economic conditions and the credit cycle. Fitch will perform a periodic review of discount factors using the methodology described in this criteria report.
Fitch's determination of asset discount factors was primarily based on worst-loss events experienced by each asset class. Therefore, even if future analysis indicates more positive and/or stable asset performance than implied in the currently presented discount factors, Fitch may leave the discount factors unchanged.

Fitch established discount factors through determination of the appropriate asset categorization, quantitative analysis, and modeling of historical asset price movements, and other qualitative considerations.

Categorization of Asset Classes

Fitch reviewed major asset classes within the CEF investable universe and assigned asset groups differentiated by type and exhibited magnitude of market value risk (for a list of Fitch-identified asset classes, see table, page
10-11). This approach segregated assets by sector, subordination in the issuer's capital structure, domicile, credit rating, and duration. Market-based characteristics, such as price or spread measures, were not utilized when segregating assets into distinct categories for the purposes of assigning asset discount factors. The grouping of asset types is intended to strike an appropriate balance between differences in market value performance of asset subclasses and the diminishing benefit of overly specific classification (due to the correlation of similar assets and the challenges a more expanded approach would bring to implementation by funds). Assigning portfolio assets to broader groups is intended to allow funds to allocate discount factors and perform the Fitch OC tests in an efficient and transparent manner.

Quantitative Analysis and Modeling

For each asset class, Fitch constructed a base-case stress based on historical index performance and considered the volatility and liquidity of the given index. The base-case stress was then converted into an expected loss at each rating level by multiplying the base-case stress by a representative factor for higher rating stress scenarios.

Volatility

Fitch's analysis of a given asset category was based on observation of the worst-case price decline experienced by the index, given a rolling
45-business-day exposure period. The analysis used historical price data drawn from an asset's representative index. At times, Fitch used multiple indices for its analysis, looking at both price volatility and index constituents.
Qualified indices typically had at least 10 years of available data.

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

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                    LOGO   Fund & Asset Manager Rating Group


Representative indices for each asset class were selected on the basis of the best fit between the index constituents. Factors Fitch considered in determining robustness included: frequency of data points; length of pricing history; inclusion of multiple stress periods and business cycles; and appropriateness of data series for the asset category under consideration. Examples of indices used include the S&P 500 Index, as a proxy for historical price volatility of U.S. large cap common stock; the Alerian MLP Index, for MLPs; the LSTA Leveraged Loan Index, for first lien leveraged loans; and the Lehman Intermediate Corporate Index, for U.S. investment-grade corporate debt that matures in less than 10 years.

As an added measure of conservatism, in certain instances, Fitch increased historically observed worst losses if the asset class had experienced its worst 45-business- day loss within the preceding six months. This was intended to address the uncertainty of potential further price declines in the near future. The size of the increase was based on the timing of the observed worst loss and the degree of historical volatility experienced by the index.

Liquidity

Fitch views market liquidity in periods of stress to be particularly relevant to ensure deleveraging mechanisms work as intended. Therefore, Fitch constructed separate liquidity stresses based on observations of stressed liquidations and discussions with various internal sector analysts and external market participants. The amount of liquidity adjustments varied by asset type; for example, publicly traded equities received no additional liquidity haircut given the deep, established market for such securities.

Overall, Fitch made an assessment of an asset's liquidity profile based on factors such as:

    .  Market size.

    .  Market volumes (current and historical).

    .  Bid/offer spreads, both in regular and stressed markets.

    .  Observed liquidation prices during periods of stress.

    .  Breadth and diversity of investors.

    .  Size of issue.

    .  Transparency of the issuer.

    .  Assessment of normal and large block trading sizes.

    .  Depth of market-making and stability in times of stress.

Expected Loss

A base-case stress was calculated for each asset class as the sum of the worst loss plus any illiquidity adjustment. Each base-case stress was classified by Fitch as being consistent with a particular rating stress, as determined by reviewing the main worst-loss drivers, the scale of decline during the specific economic period, and the magnitude of worst loss compared to other historical losses. Once a rating level was determined for each base-case stress, the base-case stress was increased using corresponding multipliers to reflect higher expected losses under higher rating stress scenarios. The multiplier was based on historical asset performance by rating category. For example, to increase a 'BBB' stress to an 'AAA' level, a multiple of two was used. Therefore, if an asset class's observed worst case loss for a 45-business-day period was 11% and this loss was deemed consistent with a 'BBB' stress, then an 'AAA' level worst loss was estimated at 22% over the 45-day period.

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
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


Qualitative Assessment

Calculating base-case historical stresses per asset category was only one of a number of factors Fitch considered when determining discount factors. Fitch also analyzed the fundamental characteristics of assets, which included an analysis of the asset's structure (e.g. convertible securities) and information transparency (e.g. liquidity). The asset's place in the issuer's capital structure was also analyzed, with assets falling lower in the capital structure typically receiving higher discount factors. For example, equities received more conservative discount factors compared to bonds. However, this was not always the case; for instance, third-lien secured leveraged loans received lower discount factors than unsecured high-yield bonds, primarily due to the relatively poor liquidity associated with such loans.

Furthermore, given the importance of robust historical data in determining worst-loss estimates, asset classes that did not include significant periods of stress were afforded little to no credit for the purpose of Fitch's analysis.

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

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                    LOGO   Fund & Asset Manager Rating Group


Appendix 4: Surveillance Template

Example of CEF Surveillance Template Cover Sheet

Report Date:
Fund Name:

Coverage Title                         Components           Calculation (USD)
--------------                 ---------------------------- -----------------
Asset Coverage Summary
1940 Act Preferred.............Total assets                   3,701,073,706
                               Current liabilities               10,500,000
                               Debt and preferred stock         900,350,000
                               Interest and dividends             1,350,000

1940 Act Debt..................Recognized debt                  500,000,000
                               Interest....................       1,000,000

Fitch Total OC Test (for Rated
  Preferred Stock)............ Total net discounted assets    1,046,949,630
                               Total leverage                   911,350,000
                               Interest and dividends             1,350,000

Fitch Net OC Test (for Rated
  Preferred Stock)............ Avail net discounted assets      545,949,630
                               Fitch rated preferred.......     400,000,000
                               Interest and dividends......       1,350,000

Bank Line Test.................

Other Relevant Leverage Tests

Coverage Title                  Ratio (%) Minimum (%)
--------------                  --------- -----------
Asset Coverage Summary
1940 Act Preferred.............


                                   409        200

1940 Act Debt..................
                                   737        300

Fitch Total OC Test (for Rated
  Preferred Stock)............

                                   115        100

Fitch Net OC Test (for Rated
  Preferred Stock)............

                                   136        100

Bank Line Test.................    380        300

Other Relevant Leverage Tests

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
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                    LOGO   Fund & Asset Manager Rating Group


Appendix 4: Surveillance Template (continued)


CEF Surveillance Template

Report Date:

Fund Name:

Assets                          Type                     Account
------                 ----------------------- -----------------------------
Balance Sheet Summary
                       Cash................... Cash unrestricted
                       Investments............ Investments not held as
                                               collateral
                       Collateral............. Cash and investments held
                                               as collateral
                       Receivables............ Receivables for
                                               investments sold
                                               Receivables interest and
                                               dividends
                       Derivatives............ Unrealized appreciation of
                                               derivatives
                       Other.................. All other assets
                       Total Assets...........

Liabilities                     Type                     Account
-----------            ----------------------- -----------------------------
Current liabilities...                         Payable for investments
                                                 purchased..................
                                               All other current
                                                 liabilities................
                       Leverage............... Securities lending...........
                                               Dollar, mortgage and
                                                 treasury rolls.............
                                               Reverse repurchase
                                                 agreements.................
                                               Tender option bonds..........
                                               Commercial paper
                                                 borrowing facility.........
                                               Bank credit facility.........
                                               Notes (if Fitch rated, list
                                                 all series and number of
                                                 shares)....................
                                               Notes series A...............
                                               Notes series B...............
                                               Notes series C...............
                                               Notes series D...............
                                               Notes series E...............
                                               All other senior debt........
                       Payables............... Payable interest on
                                                 borrowings.................
                       Derivatives............ Unrealized depreciation
                                                 on derivatives.............
                       Other.................. Payables not associated
                                                 with leverage or current
                                                 liabilities................
                       Total Liabilities......

Equity                          Type                     Account
------                 ----------------------- -----------------------------
                       Leverage............... Preferred stock (if Fitch
                                                 rated, list all series and
                                                 number of shares)..........
                                               Preferred series A...........
                                               Preferred series B...........
                                               Preferred series C...........
                                               Preferred series D...........
                                               Accrued dividends............
                       Common................. Common stock.................
                       Other.................. Remaining equity.............
                       Total Equity...........
                       Common Stock Price Per
                         Share................ USD6.00......................

Assets                           Notes             Market Value (USD)
------                  -------------------------- ------------------
Balance Sheet Summary
                                                         5,000,000

                                                     3,646,073,706

                                                                 0

                                                        20,000,000

                                                        25,000,000
                        List types of derivatives
                                                                 0
                                                         5,000,000
                                                     3,701,073,706

Liabilities                      Notes             Market Value (USD)
-----------             -------------------------- ------------------
Current liabilities...
                                                        10,000,000

                                                           500,000
                                                        10,000,000

                                                                 0

                                                                 0
                                                                 0

                                                                 0
                                                       400,000,000

                                                        20,000,000
                                                        20,000,000
                                                        20,000,000
                                                        20,000,000
                                                        20,000,000
                                                                 0

                                                         1,000,000
                        List types of derivatives
                                                                 0

                                                         1,500,000
                                                       523,000,000

Equity                      Share Outstanding      Market Value (USD)
------                  -------------------------- ------------------
                                            4,000      100,000,000
                                            4,000      100,000,000
                                            4,000      100,000,000
                                            4,000      100,000,000
                                                           350,000
                                      300,000,000    1,800,000,000
                                                       977,723,706
                                                     3,178,073,706

                                       Fund's NAV             9.26

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

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


Copyright (C) 2009 by Fitch, Inc., Fitch Ratings Ltd. and its subsidiaries. One State Street Plaza, NY, NY 10004.

Telephone: 1-800-753-4824, (212) 908-0500. Fax: (212) 480-4435. Reproduction or
retransmission in whole or in part is prohibited except by permission. All rights reserved. All of the information contained herein is based on information obtained from issuers, other obligors, underwriters, and other sources which Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of any such information. As a result, the information in this report is provided "as is" without any representation or warranty of any kind. A Fitch rating is an opinion as to the creditworthiness of a security. The rating does not address the risk of loss due to risks other than credit risk, unless such risk is specifically mentioned. Fitch is not engaged in the offer or sale of any security. A report providing a Fitch rating is neither a prospectus nor a substitute for the information assembled, verified and presented to investors by the issuer and its agents in connection with the sale of the securities. Ratings may be changed, suspended, or withdrawn at anytime for any reason in the sole discretion of Fitch. Fitch does not provide investment advice of any sort. Ratings are not a recommendation to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect to any security. Fitch receives fees from issuers, insurers, guarantors, other obligors, and underwriters for rating securities. Such fees generally vary from USD1,000 to USD750,000 (or the applicable currency equivalent) per issue. In certain cases, Fitch will rate all or a number of issues issued by a particular issuer, or insured or guaranteed by a particular insurer or guarantor, for a single annual fee. Such fees are expected to vary from USD10,000 to USD1,500,000 (or the applicable currency equivalent). The assignment, publication, or dissemination of a rating by Fitch shall not constitute a consent by Fitch to use its name as an expert in connection with any registration statement filed under the United States securities laws, the Financial Services and Markets Act of 2000 of Great Britain, or the securities laws of any particular jurisdiction. Due to the relative efficiency of electronic publishing and distribution, Fitch research may be available to electronic subscribers up to three days earlier than to print subscribers.

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